SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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W. P. Carey & Co. LLC

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W. P. Carey & Co. LLC

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TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
PROXY STATEMENT
QUESTIONS & ANSWERS
PROPOSAL ONE ELECTION OF DIRECTORS
NOMINATING PROCEDURES
NOMINEES FOR THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
BOARD COMMITTEE MEMBERSHIP ROSTER
DIRECTOR COMPENSATION TABLE — FISCAL 2006
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
PROPOSAL TWO APPROVAL OF AMENDMENT AND EXTENSION OF 1997 NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE — FISCAL 2006
GRANTS OF PLAN-BASED AWARDS — FISCAL 2006
OUTSTANDING EQUITY AWARDS — FISCAL 2006
OPTION EXERCISES AND STOCK VESTED — FISCAL 2006
PENSION PLANS
NONQUALIFIED DEFERRED COMPENSATION — FISCAL 2006
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS
DIRECTOR INDEPENDENCE
CODE OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE OFFICERS OF W. P. CAREY & CO. LLC
May 1, 2007

Notice of Annual Meeting of Shareholders
To Be Held Thursday, June 14, 2007

Dear W. P. Carey & Co. LLC Shareholder:

The 2007 Annual Meeting of Shareholders of W. P. Carey & Co. LLC will be held at The Rainbow Room, 30 Rockefeller Plaza, New York, New York on Thursday, June 14, 2007 at 2:00 p.m. for the following purposes:

•	To elect thirteen Directors for the following year;

•	To approve an amendment and extension of the 1997 Non-Employee Directors’ Incentive Plan; and

•	To transact such other business as may properly come before the meeting.

Only shareholders who owned stock at the close of business on April 16, 2007 are entitled to vote at the meeting. W. P. Carey & Co. LLC mailed this Proxy Statement, proxy and its Annual Report to shareholders on or about May 1, 2007.

By Order of the Board of Directors

Susan C. Hyde
Managing Director and Secretary

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can vote your shares by using the telephone or through the Internet. Instructions for using these services are set forth on the enclosed proxy. You may also vote your shares by marking your votes on the enclosed proxy, signing and dating it and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

W. P. CAREY & CO. LLC

PROXY STATEMENT
MAY 1, 2007

QUESTIONS & ANSWERS

The accompanying Proxy is solicited by the Board of Directors of W. P. Carey & Co. LLC, a Delaware limited liability company, for use at its annual meeting of shareholders (the “Annual Meeting”) to be held at The Rainbow Room, 30 Rockefeller Plaza, New York, New York on Thursday, June 14, 2007 at 2:00 p.m., or any adjournment thereof. As used herein, “W. P. Carey & Co.”, the “Company”, “we” and “us” refer to W. P. Carey & Co. LLC.

Who is soliciting my proxy?

The Directors of W. P. Carey & Co. LLC are sending you this Proxy Statement and enclosed proxy.

Who is entitled to vote?

W. P. Carey & Co. LLC’s shareholders as of the close of business April 16, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting.

How do I vote?

You may vote your shares either by attending the Annual Meeting, by telephone, through the Internet, or by completing the enclosed proxy card. To vote by telephone, call the specially designated telephone number set forth on the enclosed proxy card. To vote through the Internet, use the Internet voting site listed on the enclosed proxy card. To vote by proxy, sign and date the enclosed proxy card and return it in the enclosed envelope. If you return your proxy but fail to mark your voting preference, your shares will be voted FOR each of the nominees and for the proposal. We suggest that you return a proxy even if you plan to attend the meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying W. P. Carey & Co. LLC’s Secretary or submitting a new proxy, or by voting in person at the meeting. The mailing address is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

How many shares may vote?

At the close of business on the Record Date, April 16, 2007, W. P. Carey & Co. LLC had 38,446,299 listed shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

What is a “quorum?”

A “quorum” is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held.

How many votes are required at the meeting for shareholder approval?

Assuming a quorum is present, with respect to the election of Directors, each share may be voted for as many individuals as there are Directors to be elected. A plurality of all the votes cast shall be sufficient to elect a Director. With respect to the approval of the 1997 Non-Employee Directors’ Incentive Plan, the affirmative vote of a majority of the votes represented by the shares present at the meeting, in person or by proxy and entitled to vote, is necessary for such approval. In each case, abstentions and broker “non-votes,” which arise when a broker cannot vote on a particular matter because the matter is not routine and the beneficial owner of the shares has not given applicable instructions to the broker, are counted for quorum purposes, but are not counted as votes for or against any matter.

For these reasons, for any matter before the shareholders at the meeting, abstentions and broker “non-votes” have no effect on whether the votes cast at the meeting are enough for approval of the matter.

How will voting on shareholder proposals be conducted?

We do not know of other matters that are likely to be brought before the meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment.

Who will pay the cost for this proxy solicitation and how much will it cost?

W. P. Carey & Co. LLC will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our wholly-owned subsidiaries, Carey Asset Management Corp. (Carey Asset Management) and Carey Management Services, Inc. (Carey Management Services) (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $30,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing. We expect the total cost of this proxy solicitation, assuming an outside solicitation firm is not needed, to be approximately $65,000.

When are shareholder proposals for the 2008 Annual Meeting due?

We must receive any proposal that a shareholder intends to present at W. P. Carey & Co. LLC’s 2008 Annual Meeting of shareholders no later than January 2, 2008 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

References in this Proxy Statement to W. P. Carey & Co. LLC or the Company include W. P. Carey & Co. LLC’s affiliates and subsidiaries, except where the context otherwise indicates.

W. P. Carey & Co. LLC will provide shareholders, without charge, a copy of W. P. Carey & Co. LLC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006, including the financial statements and management’s report of internal controls over financial reporting and schedules attached thereto, upon written request to Ms. Susan C. Hyde, Director of Investor Relations, at W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, New York 10020.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, you and the other shareholders will elect thirteen Directors, each to hold office until the next Annual Meeting of shareholders except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. Currently, the Board is unaware of any circumstances which would result in a nominee being unavailable. Twelve of the nominees are now members of the Board of Directors.

NOMINATING PROCEDURES

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with the information required by our By-Laws, which is set forth in more detail in “Shareholder Proposals and Other Communications,” below.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee’s qualifications. As set forth in our Corporate Governance Guidelines, there are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks candidates who possess the background, skills, expertise, characteristics and time to make a significant contribution to the Board, W. P. Carey & Co. LLC and its shareholders. At least annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the Directors, as well as the overall composition of the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and Independent Directors, the need for Audit Committee or other expertise and the qualifications of other potential nominees. In connection with its evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

NOMINEES FOR THE BOARD OF DIRECTORS

Unless otherwise specified, proxies will be voted for the election of the named nominees. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Other than Mr. Mittelstaedt, each of the nominees is now a member of the Board of Directors.

Detailed information on each nominee for election to the Board of Directors is provided below.

Wm. Polk Carey
AGE: 76
Director Since: 1996

Mr. Carey, Chairman of the Board of Directors of W. P. Carey & Co. LLC, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. He also served as the Co-Chief Executive Officer of W. P. Carey & Co. LLC from 2002 until March 2005. Mr. Carey also serves as Chairman of the Board of Corporate Property Associates 14 (“CPA®:14”), Corporate Property Associates 15 (“CPA®:15”) and Corporate Property Associates 16 – Global (“CPA®:16 – Global”). Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers) and Vice Chairman of the Investment Banking Board and Director of Corporate Finance of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He serves as Chairman and a Trustee of the W. P. Carey Foundation and as Chairman of the Penn Institute for Economic Research. Mr. Carey is the brother of Francis J. Carey.

Gordon F. DuGan
AGE: 40
Director Since: 1997

Mr. DuGan, President and Chief Executive Officer of W. P. Carey & Co. LLC, joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Investment Department. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Investment in February 1997, and was elected to Executive Vice President and Managing Director in June 1997. He was elected President in 1999, Co-CEO in 2002 and CEO in 2005. Mr. DuGan serves as CEO of CPA®:14, and as a CEO and a Director of CPA®:15 and CPA®:16 – Global. He serves as a Trustee of the W. P. Carey Foundation. He also serves on the Boards of the National Association of Real Estate Investment Trusts (NAREIT), the New York Pops and the Hewitt School, and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

Francis J. Carey
AGE: 81
Director Since: 1996

Mr. Carey was elected in 2000 as Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors of W. P. Carey & Co. LLC. Mr. Carey retired from his position as Vice Chairman in March 2005; he continues to serve as Chairman of the Executive Committee and as Chief Ethics Officer of the Company. Mr. Carey served as Chairman, Chief Executive Officer and a Director of Carey Diversified LLC from 1997 to 2000. From 1987 to 1997, Mr. Carey held various positions with W. P. Carey & Co., Inc. and its affiliates, including President and Director of W. P. Carey & Co., Inc., and President and Director of CPA®:10, CIP® and CPA®:12. Mr. Carey also served as President and Director of W. P. Carey & Co., Inc. from its founding in 1973 until 1997 and President of that company from 2000 to the present. He has served since 1990 as President and a Trustee of the W. P. Carey Foundation. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of Reed Smith LLP. He served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. He served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has served as a trustee of Germantown Academy in Fort Washington, Pennsylvania from 1961 to the present. He has also served as a member of the Board of Trustees and executive committee of the Investment Program Association from 1990 to 2000, and as its Chairman from 1998 to 2000, and served on the Business Advisory Council of the Business Council for the United Nations from 1994 to 2002. He has served since 2002 on the Board of Trustees of the Maryland Historical Society and since 2006 as a member of its Executive Committee. Mr. Carey has also served since 2004 as Chairman and Senior Warden of St. Martin’s in the Field Episcopal Church in Biddeford Pool, Maine. Mr. Carey serves as President and a Trustee of the W.P. Carey Foundation. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of Wm. Polk Carey.

Trevor P. Bond*
AGE: 45
Director Since: 2007

Mr. Bond was appointed to the Board of Directors in April 2007. Mr. Bond has served as an Independent Director and a member of the Audit Committees of CPA®:14, CPA®:15 and CPA®:16 – Global, from 2005 to April 2007. Mr. Bond has been the managing member of a private investment vehicle, Maidstone Investment Co., LLC, since 2002, investing in real estate limited partnerships for his personal account. Mr. Bond served in several management capacities for Credit Suisse from 1992 to 2002, including: co-founder of Credit Suisse’s real estate equity group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to Credit Suisse, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received his M.B.A. from Harvard University.

Nathaniel S. Coolidge*
AGE: 68
Director Since: 2002

Mr. Coolidge was elected to the Board of Directors of W. P. Carey & Co. LLC in 2002 and currently serves as Chairman of the Investment Committee and had previously served as Chairman of the Audit Committee. Mr. Coolidge, former Senior Vice President of John Hancock Mutual Life Insurance Company, retired in 1996 after 23 years of service. From 1986 to 1996, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Vice President. Mr. Coolidge is a graduate of Harvard University and served as a U.S. naval officer.

Eberhard Faber, IV*
AGE: 70
Director Since: 1998

Mr. Faber was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and currently serves as Lead Director and Chairman of the Nominating and Corporate Governance Committee. He is also Chairman of the Board of King’s College in Wilkes-Barre, Pennsylvania. Mr. Faber held various posts with Eberhard Faber Inc., the worldwide manufacturer of writing products and art supplies, serving as Chairman and CEO from 1973 until 1987, when the company merged into Faber-Castell Corporation. He served as a Director of the Federal Reserve Bank of Philadelphia from 1980 to 1986, chairing its Budget and Operations Committee, and was Chairman of the Board of Citizen’s Voice Newspaper from 1992 to 2002. Currently, he is a member of the Northeast Pennsylvania Advisory Board of PNC Bank, N.A., where he served as a Director from 1994 to 1998, a Trustee of the Geisinger Wyoming Valley Hospital and the Eberhard L. Faber Foundation, and a Borough Councilman of Bear Creek Village. In addition to graduating from Princeton University magna cum laude, he was a member of Phi Beta Kappa while serving as Chairman of The Daily Princetonian, and was a Fulbright Scholar and teaching fellow at the University of Caen in France.

Benjamin H. Griswold, IV*
AGE: 66
Director Since: 2006

Mr. Griswold was appointed to the Board of Directors of W. P. Carey & Co. LLC in 2006 and currently serves as Chairman of the Compensation Committee. Mr. Griswold is a partner and chairman of Brown Advisory, a Baltimore-based firm providing asset management and strategic advisory services in the U.S. and abroad. Prior to joining Brown Advisory as senior partner in March 2005, Mr. Griswold had served as Senior Chairman of Deutsche Bank Securities Inc. He had served as Senior Chairman of Deutsche Banc Alex. Brown, the predecessor of Deutsche Bank Securities Inc., since the acquisition of Bankers Trust by Deutsche Bank in 1999. Mr. Griswold began his career at Alex. Brown & Sons in 1967, and became a partner of the firm in 1972. He headed the company’s research department, equity trading and equity division prior to being elected Vice Chairman of the Board and Director in 1984, and Chairman of the Board in 1987. Upon the acquisition of Alex. Brown by Bankers Trust New York Corporation in 1997, he became Senior Chairman of BT Alex. Brown. Mr. Griswold is a member of the boards of Black & Decker, Baltimore Life Insurance and Flowers Foods. A former Director of the New York Stock Exchange, he is active in civic affairs in the Baltimore area and serves on the board of Johns Hopkins University and heads the endowment board of the Baltimore Symphony Orchestra. Mr. Griswold received his B.A. from Princeton University, his M.B.A. from the Harvard Business School and served as a U.S. army officer.

Dr. Lawrence R. Klein*
AGE: 86
Director Since: 1998

Dr. Klein was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology, and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including WealthEffect.com, the Federal Reserve Board and the President’s Council of Economic Advisers. Dr. Klein joined W. P. Carey & Co., Inc. in 1984 as Chairman of the Economic Policy Committee and as a Director. He also serves as a Trustee of the W. P. Carey Foundation.

Robert E. Mittelstaedt, Jr.*
AGE: 63

Mr. Mittelstaedt is standing for election to the Board of Directors of W. P. Carey & Co. LLC. Mr. Mittelstaedt has served as dean of the W. P. Carey School of Business at Arizona State University since June 2004. He also serves on the Boards of Directors of Innovative Solutions & Support, Inc., Laboratory Corporation of America Inc. and ASU Research Park. Between 1973 and 2004, Mr. Mittelstaedt served in numerous positions at The Wharton School, most recently as Vice Dean, Executive Education, and Director of the Aresty Institute of Executive Education. From 1985-1990 he co-founded, developed and sold Intellego, Inc., a company engaged in practice management, systems development and service bureau billing operations in the medical industry. He formerly served as a member of the corporate Boards of Directors of: A.G. Simpson Automotive, Inc., Dresser Insurance, Inc., HIP Foundation, Inc. and Intelligent Electronics, Inc. He served on the non-profit board of The Methodist Home for Children of Philadelphia. Mr. Mittelstaedt received his B.S. (Mechanical Engineering) from Tulane University and his MBA from the Wharton School at the University of Pennsylvania.

Charles E. Parente*
AGE: 66
Director Since: 2006

Mr. Parente was elected to the Board of Directors of W. P. Carey & Co. LLC in 2006 and currently serves as Chairman of the Audit and Strategic Planning Committees. Mr. Parente also serves as Chief Executive Officer of Pagnotti Enterprises, Inc., a diversified holding company whose primary business includes workers’ compensation insurance, real estate, anthracite coal mining preparation and sales, and as Chairman and CEO of CP Media, LLC, a holding company that owns broadcast television stations. Mr. Parente has also served as a Director of Community Bank System, Inc., a bank holding company, and its affiliated bank, Community Bank, N.A., since May 2004. Prior to this, from 1988 through 1993, he served as President and CEO of C-TEC Corporation, a telecommunications and high-technology company. From 1970 through 1987, Mr. Parente was CEO and Managing Partner of Parente Randolph, LLC, the leading independent accounting and consulting firm in Pennsylvania and among the top 30 in the country. Before this, from 1962 through 1970, he was a Principal at Deloitte, Haskins & Sells, a public accounting firm. Mr. Parente is a member of the Board of Directors of: Sordoni Construction Services, Inc., a commercial construction and real estate development company; Circle Bolt & Nut Co., a distributor of industrial products; and Frank Martz Coach Co. & Subsidiaries, a diversified transportation company. He is active with various civic and community organizations, is past Chairman of the Board of Directors of the Wyoming Valley Health Care System, Inc. and is a board member of The Luzerne Foundation and King’s College, where he also served as Chairman from 1989 through 1998. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. He graduated cum laude from King’s College in Wilkes-Barre, PA.

George E. Stoddard
AGE: 90
Director Since: 2000

Mr. Stoddard was elected to the Board of Directors in 2000. He is also a member of the Investment Committee. From 2000 until September 2005, he served as Chairman of the Investment Committee and Co-Chief Investment

Officer. From 1979 to 2000, Mr. Stoddard was Chairman of the Investment Committee of W. P. Carey & Co., Inc. Mr. Stoddard was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States (“Equitable”), with responsibility for all activities related to Equitable’s portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He serves as a Trustee of the W. P. Carey Foundation. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School.

Dr. Karsten von Köller*
AGE: 67
Director Since: 2003

Dr. von Köller was elected to the Board of Directors of W. P. Carey & Co. LLC in December 2003. He is currently chairman of Lone Star Germany GmbH and is Vice Chairman of the Supervisory Board of Allgemeine HypothekenBank Rheinboden AG. He served as Chairman of the Board of Management of this bank from December 2005 to October 2006. Dr. von Köller was chairman of the Board of Management of Eurohypo AG until December 2003. From 1984 through 2001 Dr. von Köller was a member of the Board of Managing Directors of Rheinhyp Rheinische Hypothekenbank AG (Commerzbank group) where he was responsible for the bank’s commercial real estate lending activities outside Germany. Dr. von Köller was an Executive Vice President of Berliner Handels-und Frankfurter Bank (BHF-BANK), Frankfurt, and was responsible for the bank’s corporate customer business in northern and western Germany and in western industrial countries from 1981 through 1984. Before holding this position, from 1977 through 1980 he served as Senior Vice President and co-manager of the New York branch of BHF-BANK. From 1971 through 1976, he served in the syndicated loan and investment banking department of BHF-BANK, Frankfurt am Main. Dr. von Köller studied law at the Universities of Bonn and Munich and is a graduate of the Harvard Business School.

Reginald Winssinger*
AGE: 64
Director Since: 1998

Mr. Winssinger was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998. Mr. Winssinger is founder and Chairman of National Portfolio, Inc., an Arizona-based firm involved in acquisition, financing, management and construction of commercial, multi-family, industrial and land development real estate projects. He spent ten years at the Winssinger family real estate company, a third- generation Belgian real estate enterprise, before coming to the United States in 1979 to expand their investment activity. Over a 20-year period he created and managed a $500 million portfolio of U.S. real estate investment for U.S. and European investors. He later formed Horizon Real Estate Group, Inc., doing business as NAI Horizon in Phoenix, Arizona, a full service real estate firm providing brokerage, property management, construction management and real estate consulting services. That group has now expanded its activity to the Las Vegas market. Mr. Winssinger currently manages multiple companies with real estate investments primarily in Arizona, California and Texas. He also serves as a Director of Pierce-Eislen, Inc., and is the Honorary Consul of Belgium to Arizona. He attended the Sorbonne and is an alumnus of the University of California at Berkeley.

*	Independent Director

COMMITTEES OF THE BOARD OF DIRECTORS

Members of the Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors has currently established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, the functions of which are summarized below. The Board of Directors has also established an Executive Committee, which has the authority, subject to certain limitations, to exercise the powers of the Board of Directors during intervals between meetings of the full Board of Directors, an Economic Policy Committee, which is available to render advice on economic policy matters affecting the Company, and a Strategic Planning Committee, which reviews and oversees the Company’s strategic planning processes.

•	Compensation Committee. The Compensation Committee’s responsibilities include setting compensation principles that apply generally to Company employees; reviewing and making recommendations to the Board of Directors with respect to compensation for Directors; reviewing the compensation structure for all current key executives, including incentive compensation plans and equity-based plans; reviewing goals and objectives relevant to Executive Officers’ compensation, evaluating the Executive Officers’ performance and approving their compensation levels and annual and long-term awards; and reviewing and approving the number of shares, price per share and period of duration for stock grants under any approved share incentive plan. There were four Compensation Committee meetings held during 2006.

•	Audit Committee. The Audit Committee has been established to assist the Board of Directors in monitoring the integrity of the financial statements and management’s report of internal controls over financial reporting of the Company, the compliance by the Company with legal and regulatory requirements and the independence, qualifications and performance of the Company’s internal audit function and independent accountants. Among the responsibilities of the Audit Committee are to engage an Independent Registered Public Accounting Firm, review with the Independent Registered Public Accounting Firm the plans and results of the audit engagement, approve professional services provided by the Independent Registered Public Accounting Firm, review the independence of the Independent Registered Public Accounting Firm and consider the range of audit and non-audit fees. The Committee ratifies the engagement of the internal auditors and reviews the scope of their internal audit plan. The Committee also reviews and discusses with management the internal auditors and the Independent Registered Public Accounting Firm, the Company’s internal controls and reviews the results of the internal audit program. There were ten Audit Committee meetings held during 2006.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including monitoring implementation of W. P. Carey & Co. LLC’s corporate governance policies. In addition, the Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee met four times during 2006.

The Board has adopted written charters for each of the Compensation, Audit and Nominating and Corporate Governance Committees, each of which can be viewed on our website, www.wpcarey.com, under the heading “WPC Investor Relations.” Printed copies of each may also be obtained upon a request submitted to our Investor Relations department.

Certain members of the Board are also members of the Investment Committee of Carey Asset Management Corp. The Investment Committee provides services to the CPA® REITs, and may provide services to the Company. Before a property is acquired by a CPA® REIT, the transaction is reviewed by the Investment Committee to ensure that it satisfies the relevant CPA® REIT’s investment criteria. The Investment Committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the investment process. In addition, the Investment Committee may at the request of our Board of Directors or Executive Committee also review any initial investment in which W. P. Carey & Co. LLC proposes to engage directly. Directors of W. P. Carey & Co. LLC who also serve on the Investment Committee are Messrs. Coolidge, Klein, Stoddard and von Köller.

Board Meetings and Directors’ Attendance

There were four regular quarterly Board meetings held in 2006. No incumbent Director attended fewer than 75% of the total number of Board meetings in 2006 that were held during the time each incumbent was a Director. In addition, no incumbent Director attended fewer than 75% of the total number of Committee meetings held in 2006, on which such incumbent Director served. Under our Corporate Governance Guidelines, each Director is required to make every effort to attend each Board meeting, and applicable Committee meetings, except in unavoidable circumstances.

The Directors at the Board of Directors’ meeting in December 2006 elected Eberhard Faber, IV as Lead Director. His primary responsibility as Lead Director is to preside over periodic executive sessions of the Board in which management Directors and other members of management will not participate.

BOARD COMMITTEE MEMBERSHIP ROSTER

							Nominating and		Economic		Strategic
Name	Executive		Compensation		Audit		Corporate Governance		Policy		Planning

Wm. Polk Carey	X										X
Gordon F. DuGan	X										X
Francis J. Carey	X	*
George E. Stoddard	X								X
Eberhard Faber, IV	X				X		X	*			X
Nathaniel S. Coolidge					X
Benjamin H. Griswold, IV			X	*
Lawrence R. Klein							X		X	*
Charles E. Parente**			X		X	*					X	*
Karsten von Köller									X
Reginald Winssinger			X				X

*	Chairman of Committee

**	Financial Expert

The Board of Directors has determined that none of the Directors who currently serve on the Compensation, Audit and Nominating and Corporate Governance Committees has a relationship to W. P. Carey & Co. LLC that may interfere with his independence from W. P. Carey & Co. LLC and its management and therefore all such Directors are “independent” as defined in the New York Stock Exchange listing standards. Mr. Bond was appointed to the Board of Directors in April 2007 and has not yet been appointed to a Board Committee.

Compensation of the Board of Directors

W. P. Carey & Co. LLC pays its Directors who are not its officers or employees fees for their services as Directors. Such Directors receive annual compensation of $65,000 assuming they attend all regular quarterly meetings. The annual compensation is comprised of $7,500 in cash payable quarterly and $7,500 payable quarterly in the form of restricted shares or options to purchase shares, issuable under the Non-Employee Directors’ Incentive Plan. The number of shares issued is calculated by dividing the dollar amount of the quarterly grant by .93, to take into consideration vesting of the shares ratably over three years, and dividing that amount by the closing price of the Company’s stock on the date of grant. Directors also receive a $1,250 cash fee per regular quarterly meeting attended. Mr. Griswold receives an additional $10,000 per year for serving as the Chairman of the Compensation Committee, and Mr. Parente receives $10,000 per year per Committee for serving as Chairman of the Audit and of the Strategic Planning Committees. Mr. Faber receives $10,000 per year for serving as Chairman of the Nominating and Corporate Governance Committee, $10,000 per year for serving as Lead Director and $10,000 per year for serving as a member of the Executive Committee. All of such fees are payable in cash quarterly. Messrs. Wm. Polk Carey, Francis J. Carey, DuGan and Stoddard, who are officers or employees of W. P. Carey & Co. LLC or its subsidiaries, are also Directors and are not paid any Director fees. Messrs. Coolidge, Klein and von Köller are members of the Investment Committee of Carey Asset Management and each receive a fee of $1,500 per Investment Committee meeting. The Non-Employee Directors’ Incentive Plan authorizes the issuance of up to 300,000 shares.

DIRECTOR COMPENSATION TABLE — FISCAL 2006

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Name	($)	($)	($)	($)

Nathaniel S. Coolidge	66,000	16,070	3,834	85,904
Eberhard Faber	45,000	32,357		77,357
Lawrence R. Klein	53,000	32,357		85,357
Charles E. Parente	18,750	10,122	1,360	30,232
Charles C. Townsend, Jr.(2)	53,750	32,357		86,107
Ralph F. Verni(2)	22,750	38,955	1,912	63,617
Karsten von Koeller	47,000	40,987	3,834	91,821
Reginald Winssinger	35,000	32,356		67,356

Total	341,250	235,561	10,940	587,751

(1)	Amounts in these columns reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with SFAS 123R, with respect to awards of options and time-based restricted shares of W. P. Carey & Co. LLC stock, which may include awards made during the indicated year or earlier; however, the estimate of forfeitures related to service-based vesting conditions is disregarded for purposes of this valuation. Awards of restricted stock during 2006 were all made pursuant to the Non-Employee Directors’ Incentive Plan. Other than Mr. Parente’s option grant, there were no options awards, non-equity incentive compensation, nonqualified deferred compensation or other compensation granted to the Directors during the year. The assumptions on which this valuation is based are set forth in Note 14 to the audited financial statements included in W. P. Carey & Co. LLC’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007. Neither Mr. Griswold, who became a Director in December 2006, nor Mr. Bond, who became a Director in April 2007, received any compensation during 2006.

As of December 31, 2006, the following Directors had vested outstanding shares granted under the Non-Employee Directors’ Incentive Plan in these amounts: Dr. Klein 7,295; Mr. Townsend 10,532; Mr. Faber 10,606; Mr. Winssinger 2,333; Mr. von Köller 2,323; Mr. Verni 1,626; Mr. Coolidge 1,530.

As of December 31, 2006, the following Directors had vested outstanding options in these amounts: Mr. Faber 4,000; Mr. von Köller 4,000; Mr. Verni 2,666; Mr. Coolidge 4,000.

(2)	Mr. Townsend served as a Director until December 2006 and Mr. Verni served as a Director until June 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares as of the April 16, 2007 Record Date by each of W. P. Carey & Co. LLC’s Directors, Chief Executive Officer and the named executive officers (“NEO”). The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020. Wm. Polk Carey beneficially owns 31.40%, Gordon F. DuGan beneficially owns 1.68% and Francis J. Carey beneficially owns 1.31%, respectively, of the shares of W. P. Carey & Co. LLC. No other Director or Officer beneficially owns more than 1% of the shares of W. P. Carey & Co. LLC. The Directors and all Executive Officers as a group (including any current Executive Officers not named in the Summary Compensation Table) beneficially own approximately 35.74% of the shares. None of the shares has been pledged as collateral.

	Amount of Shares
Name of Beneficial Owner	Beneficially Owned(1)	Percentage of Class

Wm. Polk Carey(2)(3)	13,091,480	31.40%
Gordon F. DuGan(3)(4)	646,253	1.68%
Francis J. Carey(3)(5)	505,491	1.31%
Trevor P. Bond	—	*
Nathaniel S. Coolidge(6)	7,580	*
Eberhard Faber, IV(6)(7)	25,971	*
Benjamin H. Griswold, IV	1,514	*
Dr. Lawrence R. Klein	9,857	*
Robert E. Mittelstaedt	—	*
Charles E. Parente	17,124	*
George E. Stoddard(3)(8)	96,547	*
Reginald Winssinger	17,079	*
Dr. Karsten von Köller(6)	8,887	*
Mark J. DeCesaris(3)(9)	25,474	*
Edward V. LaPuma(3)(10)	143,475	*
Thomas E. Zacharias(3)(11)	145,492	*
All Directors and Executive Officers as a Group (18 individuals)(2)-(11)	14,764,135	35.74%

*	Less than 1%

(1)	Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of which they are identified as being the beneficial owners.

(2)	The amount shown includes 5,836,506 shares held by W. P. Carey & Co., Inc. and 85,671 shares held by Carey Asset Management Corp., both of which Mr. Wm. Polk Carey is deemed to be the beneficial owner. This amount also includes 332,725 shares which Mr. Carey has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan. This amount also includes 2,910,730 shares which W. P. Carey & Co., Inc. has the right to acquire through the exercise of warrants, which warrants were acquired in connection with the consolidation of certain CPA® REITs with Carey Diversified LLC (the predecessor of W. P. Carey & Co. LLC) in 1998.

(3)	The amounts shown include 974 shares which each Executive Officer has the right to acquire within 60 days under the Company’s employee stock purchase plan, assuming each individual purchased the maximum number of shares he or she is eligible to purchase and assuming a per-share purchase price of $25.6785 (based on 85% of the price of the Company’s stock on the first day of trading under the semi-annual purchase period).

(4)	The amount shown includes 75,000 shares which Mr. DuGan has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

(5)	The amount shown includes 200,000 shares which Mr. Francis J. Carey has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

(6)	The amounts shown includes 4,000 shares which each of these Directors has the right to acquire pursuant to stock options exercisable within 60 days under the W. P. Carey & Co. LLC Non-Employee Directors’ Incentive Plan.

(7)	The amount shown includes 4,675 shares held by the Faber Family Trust, of which Mr. Faber is a trustee and a beneficiary. It does not include 1,590 shares held by the Faber Foundation.

(8)	The amount shown includes 25,000 shares which Mr. Stoddard has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

(9)	The amount shown includes 12,500 shares which Mr. DeCesaris has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

(10)	The amount shown includes 61,000 shares which Mr. LaPuma has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

(11)	The amount shown includes 100,000 shares which Mr. Zacharias has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

PROPOSAL TWO

APPROVAL OF AMENDMENT AND EXTENSION OF 1997
NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

In 1997, our shareholders approved our 1997 Non-Employee Directors’ Incentive Plan (“Director Plan”), which permits the Company to provide equity awards to eligible non-employee directors. The objective of the Director Plan is to induce directors to remain associated with the Company and to attract able persons to serve as directors of the Company.

Under the Director Plan, as previously amended by our Board of Directors, principally to extend the Plan and increase the value of quarterly grants, each of our non-employee directors, of whom there will be seven after the current election, has received quarterly awards of stock options or restricted share grants with a total value ranging from $6,250 to $7,500. The Director Plan is currently due to expire on October 3, 2007 and the Board has adopted and proposed for shareholder approval an amended and restated Director Plan that would expire on October 3, 2017. No material changes to the Director Plan as currently in effect are included in the proposed amended and restated Director Plan other than the extension of the expiration date.

The following is a brief description of the material features of the Director Plan as it is proposed to be amended. The full text of the Director Plan as proposed to be amended is set forth in Exhibit A to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Exhibit A.

Types of Awards.  The Director Plan provides for quarterly grants to each eligible non-employee director of stock options or restricted shares with a total value of $7,500.

Shares Subject to the Director Plan.  300,000 of our shares are reserved for awards, subject to adjustment as set forth in the Director Plan. As of the date of this Proxy Statement, 160,656 shares remain available for awards under the Director Plan.

Administration.  The Compensation Committee administers the Director Plan.

Stock Options.  The Director Plan permits the grant of non-qualified stock options for shares with an exercise price equal to the closing New York Stock Exchange price at the date of grant. Generally, the options become exercisable ratably on the first, second and third anniversary of the date of each grant, with an expiration date ten years from the date of grant.

Restricted Stock.  The Director Plan also permits the grant of restricted share awards. The restricted shares carry voting and dividend rights and vest ratably on the first, second and third anniversary of the date of each grant.

Acceleration of Vesting.  Upon a “Change of Control”, all outstanding options shall become fully exerciseable and any restrictions on restricted shares shall immediately lapse. “Change of Control” is defined to include significant changes in the stock ownership or board of directors of the Company, certain mergers and consolidations of the Company, the sale or disposition of all or substantially all the consolidated assets of the Company and liquidation or dissolution of the Company.

Amendment and Termination.  The Board may amend or terminate the Director Plan. No amendment shall be made without shareholder approval if required by law or regulation or under the rules of any stock exchange on which the shares are then listed.

Federal Income Tax Implications.  Upon exercising an option, the director must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise. Upon the vesting of shares subject to a restricted share award, the director will recognize ordinary income equal to the fair market value of such vesting shares on the date of vesting unless the director has previously elected to recognize ordinary income at the time of the original grant date equal to the value of the shares on that grant date. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option.

As of April 16, 2007, the market value of our shares was $1,310,249,870.

EQUITY COMPENSATION PLAN INFORMATION*

Number of Securities
	to be Issued	Weighted-Average	Number of Securities
	Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans
Equity compensation plans approved by security holders	5,579,922(1)	$23.45	1,570,682
Equity compensation plans not approved by security holders	—	—	291,263(2)

* As of Record Date, April 16, 2007

(1)	Includes warrants to acquire 2,910,730 shares of the Company’s stock, which are held by W. P. Carey & Co., Inc. and were acquired in connection with the consolidation of certain CPA® REITs with the predecessor of the Company in 1998. Of such warrants, 2,184,800 are exercisable at $21 per share and 725,930 are exercisable at $23 per share, in each case until January 2009.

(2)	Consists of shares issuable under the Company’s employee share purchase plan. Eligible employees may purchase shares semi-annually with up to a maximum of 10% of eligible compensation (or $25,000 if less). The purchase price is 85% of the lower of the market price of the Company’s stock on the first and last day of each semi-annual purchase period. The terms of the Plan do not limit the aggregate number of shares subject to purchase during any one purchase period.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Company’s compensation philosophy and its processes for compensating Executive Officers are supervised by the Compensation Committee of the Board of Directors. This Committee currently consists of three Directors, each of whom is independent within the meaning of the New York Stock Exchange listing standards. In December 2006, Charles C. Townsend, Jr., who had been Chairman of the Committee, retired, and Benjamin H. Griswold, IV joined the Committee and was appointed as Chairman. The Compensation Committee’s responsibilities include setting the Company’s executive compensation principles and objectives, setting the compensation of Executive Officers and monitoring the Company’s general compensation programs.

Its functions include the following:

•	Annually, evaluate the Chief Executive Officer’s performance and approve the Chief Executive Officer’s compensation level based on that evaluation.

•	Annually, review the performance and approve the compensation of Executive Officers in addition to the Chief Executive Officer.

•	Review and make recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans.

•	Administer all equity-based plans.

•	Retain a compensation consulting firm, on the Compensation Committee’s sole authority, that reports directly to the Committee.

The Compensation Committee relies on input both from management and from its independent compensation consultant to assist the Compensation Committee in making its determinations. In addition, the Chairman of the Company, while a member of management, also (as the Company’s largest shareholder) provides a shareholder’s perspective to the Committee. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for Executive Officers from these sources, the Compensation Committee retains the authority to make final decisions both as to the types of compensation and compensation levels for these executives.

Principles.  The Company’s overall objective is to maintain a compensation system that fosters the short-term and long-term goals of the Company and its shareholders. Central to achieving these goals is the motivation of the Company’s senior leadership group to achieve a high level of financial performance. Nurturing a management team that works co-operatively to meet the challenges of a constantly-changing environment is an important part of the value system of the Company, as is its insistence on observance of the highest ethical standards. The Company’s compensation system incorporates both quantitative and qualitative judgments, in order to encourage not only achievement of outstanding financial performance, but maintenance of consistent standards of teamwork, creativity, good judgment and integrity. Historically, the Compensation Committee has not relied on rigid formulae but rather sought to exercise its best judgment in taking into account the many aspects of performance that make up an individual’s contribution to the Company’s success. Additionally, while the Compensation Committee has taken into account independent survey data in setting cash compensation levels, it has not sought to set compensation levels or targets at any particular quartile or other reference level based on this data. Thus, the Committee reviews a broad range of information on financial performance — which for 2006 substantially exceeded that of 2005 by most measures, as discussed in greater detail below. The Committee also reviews information on the performance of and contributions made by individual Executive Officers and in this latter regard, places substantial reliance on the judgment of the Chairman and the CEO in evaluating the performance and setting the compensation levels of Executive Officers who report to them.

The Company’s compensation philosophy has in the past been influenced by the fact that incentive compensation paid to investment officers is in the form of commission income, which is based on a specified percentage of revenues earned from structuring new investments on its managed funds. While only one of the NEOs is also an investment officer, such payments are a significant component of senior officer compensation overall, and are variable and directly linked to achievement of one of the Company’s significant quantitative objectives. Additionally, both revenue and net income have in recent years been significantly affected by events, such as mergers of funds managed by the Company, that may only occur every few years. Therefore, the Compensation Committee has historically taken the view that it should review the Company’s performance as a whole, as well as qualitative aspects of the performance of those Executive Officers who are not investment officers, rather than linking their variable compensation explicitly to one or a small number of performance measurements.

In January 2007, the Compensation Committee engaged Watson Wyatt Worldwide to assist it in a complete review of the Company’s executive compensation practices and processes. That review is intended, among other things, to assist the Compensation Committee in determining what if any changes to make in the Company’s overall compensation philosophy, as well as its practices and processes. As a part of that review the Company will consider, among other things, whether to increase the linkage of incentive compensation to specific pre-set goals.

Practices.  The Company uses base salary, annual bonuses, and stock-based awards, as well as a range of benefit plans, as tools to help achieve our compensation objectives. The Company’s approach to the mix of compensation among these elements tends to favor variable annual bonus awards over fixed base salary, while also including stock awards and deferred compensation to help promote a long-term perspective and align management’s interest with that of shareholders of the Company and of its managed funds. Historically the Company has tended to favor variable over fixed compensation. As discussed in greater detail below, in 2006, the Company recorded substantial increases across a range of financial performance measures, and this was reflected in significant increases in annual cash bonuses for Executive Officers.

Base Salary

Considerations.  The objective of base salary is to reflect job responsibilities and set a minimum baseline for compensation. In most cases, base salaries for Executive Officers are viewed as a significantly less important component of their overall compensation than variable elements of compensation. In setting salary levels, the Committee may consider such factors as:

•	the nature and responsibility of the position;

•	the expertise of the individual executive;

•	changes in the cost of living;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the Chairman and of the Chief Executive Officer with respect to Executive Officers who report to them.

Salary levels for Executive Officers joining the Company are typically set initially by negotiation between the prospective employee and management. Salary levels are subject to periodic review and comparison with competitive norms by the Committee’s independent consultants. The last such review took place in December 2005, at which time the Committee did not increase salaries for any current NEO. Since that time, no adjustments to salaries have been made other than to reflect changes in job responsibilities.

Year 2006.  Mr. Zacharias’s base salary was increased from $250,000 to $350,000 during 2006 in recognition of his assumption of additional duties as Chief Operating Officer during the prior year. Management did not recommend, and the Committee did not consider, any other adjustments to salaries for the NEOs in 2006.

Cash Incentives

Considerations.  Annual cash bonuses are intended to incent and reward performance, both by the Company as a whole and by the individual Executive Officer. Historically, annual cash incentive payments have been determined after the close of the Company’s fiscal year. In reviewing discretionary cash awards to Executive Officers, the Compensation Committee begins with a review of the Company’s performance as compared with prior years, specifically noting such measurements as revenues, net income, earnings per share, funds from operations (FFO), cash flow from operations, investment volume, assets under management and volume of funds raised and also noting any factors that may affect year-to-year comparisons, such as liquidity events for the Company’s managed funds, which occur only every few years, and deferral of revenues, which may occur during the initial investment period of a new fund. The Compensation Committee also reviews, both at the beginning and after the close of the year the internal financial and other goals that are set by management at the beginning of each year, although it has not conditioned any portion of the annual incentive on achievement of one or more of these goals, and in practice has tended to place its emphasis on year-to-year comparisons of financial performance rather than on targets or goals. The Compensation Committee also reviews such additional factors as progress toward achieving non-financial goals and long-term objectives, unforeseen changes in the Company’s operating environment during the year and the Company’s performance over a multi-year period.

The Compensation Committee then reviews individual performance factors, which include consideration of performance in light of the nature, scope and level of the individual’s responsibilities and of any individual goals established for an executive or special responsibilities undertaken during the year. This review includes self-evaluations, as well as assessments by the CEO of the performance of Executive Officers reporting to him, and assessments by the Chairman of the performance of the CEO and other Executive Officers. The CEO after consultation with the Chairman then recommends incentives for each of the Executive Officers reporting to him, and the Chairman recommends the CEO’s incentive. The Compensation Committee then sets the Chairman’s incentive payment. The Compensation Committee uses this information, as well as its own observations throughout the year, to make judgments about the individual’s contributions to the Company’s overall performance. As part of this process, it evaluates the executive’s leadership, teamwork and commitment to the values of the organization. These judgments, and the Chairman’s and CEO’s recommendations, are then reviewed in light of the range of prior cash bonuses received by the individual. The Committee then consults with its independent compensation consultant to determine how the proposed payments compare, both on a stand-alone basis and taken together with total compensation for the year, with peer group levels of incentive and total compensation, before making a final determination as to bonus awards.

Year 2006.  As discussed above, bonus payments for 2006 involved an evaluation of the Company’s performance and of the individual executive’s performance of his managerial responsibilities. Management first reviewed with the Compensation Committee the Company’s financial results for 2006 as compared with 2005, both on an absolute basis and as adjusted for (i) the effect of the merger of CPA®:12 and CPA®:14 during 2006, and (ii) the effects of the deferral of certain revenues until CPA®:16 – Global achieves its hurdle rate, a non-compounded cumulative 6% dividend return to its shareholders. Total revenues net of reimbursed expenses for 2006 were $209.6 million, compared to $158.8 million for 2005. For 2006, net income was $86.3 million, a 78% increase from $48.6 million in 2005. Diluted EPS for 2006 were $2.22 versus $1.25 for 2005. Taking into account adjustments for the effects of the merger and the deferral, overall operating results for 2006 still increased substantially over 2005 and exceeded prior years.

The Compensation Committee also reviewed the Company’s asset growth, investment volume, level of fundraising for the CPA® REITs, FFO growth and cash flow from operations during 2006. Assets under management increased 8.2% from December 31, 2005 to December 31, 2006, although investment volume decreased to $720 million in 2006 from $865 million in 2005. The Company also, through a subsidiary, raised $550 million on behalf of CPA®:16 — Global, while during 2005 the Company was not actively raising funds. For 2006, FFO was $128.5 million, compared to $98.6 million in 2005. Cash flows from operating activities for 2006 were $119.9 million, as compared to $52.7 million during 2005.

The Compensation Committee as part of this process asked Watson Wyatt to review management’s incentive proposals to determine how the proposed cash compensation and total compensation for individual Executive Officers compared to peer group data. Watson Wyatt as part of this process developed a competitive market comparison group of 15 companies against whom the Company’s compensation practices were benchmarked.

Companies used for the Company’s peer group were determined pursuant to the following factors:

•	Companies operating in the property acquisition, development, management leasing or REIT industries;

•	Companies with a strategic focus on commercial and industrial properties;

•	Revenues approximately 1/2 to 2 times those of the Company;

•	Net investment in real estate approximately 1/2 to 3 times that of the Company;

•	Market capitalization approximately 1/2 to 3 times that of the Company;

•	Historical status as a peer company from a prior study; and

•	Availability of public data.

Revenues, investments and market capitalization of the Company was computed inclusive of such data for its affiliated CPA® REIT funds, for which the Company provides management services. The peer group Watson Wyatt ultimately selected consisted of the following companies: AMB Property Corporation; American Financial Realty Trust; Brandywine Realty Trust; Developers Diversified Realty; Duke Realty Corporation; iStar Financial Inc.; Kimco Realty Corporation; Lexington Realty Trust; Liberty Property Trust; Mack-Cali Realty Corporation; New Plan Excel Realty Trust; Prologis; Realty Income Corporation; SL Green Realty Corporation; and Weingarten Realty Investors.

Based on its analysis, Watson Wyatt informed the Committee that overall cash compensation for the NEOs fell within competitive norms, near the upper end of the range, but total direct compensation delivered to the NEOs was substantially below competitive norms when factoring in equity-based compensation.

Based on the Company’s overall performance and the information presented by Watson Wyatt, the Compensation Committee determined that the award of year-end bonuses at significantly higher levels than for 2005, as recommended by management, was fully justified. In the case of the Chairman and the Chief Executive Officer, their bonuses for 2006 were based on their leadership roles in achieving the Company’s strong financial results for the year. In the case of Mr. Carey, his bonus was increased to $900,000 from $650,000. Mr. DuGan’s bonus was increased from $600,000 to $1,000,000. The increase in Mr. Zacharias’s bonus from the prior year reflected both the Company’s results and the Compensation Committee’s evaluation of his performance of his additional duties as Chief Operating Officer for the full year 2006, and the increase in Mr. DeCesaris’s bonus reflected both the Company’s performance and the CEO’s and the Committee’s evaluation of his performance as Acting CFO and as Chief Administrative Officer for the full year 2006. As discussed above, officers who are members of the Company’s Investment Department do not receive discretionary cash incentives under the process described above, but rather receive commissions tied to a percentage of the structuring revenues the Company receives from the CPA® REITs in respect of transactions in which the officer participated. Mr. LaPuma’s cash incentives for 2006 were all determined in this manner and were not subject to Committee review.

The Committee also agreed, as recommended by management, to a continuation of a 30% deferral of bonuses in 2006 for each of the NEOs. These portions of the annual bonuses are being deferred, together with bonus payments to officers in the Investment Department generally, and will become payable only if and when CPA®:16 – Global achieves its hurdle rate, a 6% cumulative, non-compounded annual rate of return, which is currently expected to occur in the second quarter of 2007. Upon achievement of this hurdle, the Company will recognize a substantial amount of structuring and asset management revenues that have previously been deferred. The individual compensation deferred bears interest at 6%, which is payable if and when the hurdle is made.

Stock-Based Awards

Considerations.  The objective of stock-based awards is to align compensation for officers over a multi-year period with interests of shareholders of the Company by motivating and rewarding creation and preservation of long-term shareholder value.

The Company’s long-term incentive compensation generally takes the form of a mix of restricted stock grants and option awards. These two vehicles reward shareholder value creation in slightly different ways. Stock options

(which have exercise prices equal to the closing New York Stock Exchange price at the date of grant) reward officers only if the stock price increases. Restricted stock rewards officers upon issuance, but thereafter is affected by all stock price changes, so the value to NEOs is affected by both increases and decreases in stock price. In addition, holders of restricted stock receive dividends on all such stock held by them prior to vesting. Restricted stock generally has scheduled vesting dates on or about the first through fourth anniversary of the grant date. On each of those dates, 25% of the total award is scheduled to vest, contingent upon the NEO’s continued employment with the Company. Stock options for Executive Officers are granted with exercise prices of not less than fair market value of the Company’s stock on the date of grant and currently vest ratably over four years, based on continued employment. (The Company has in the past used different vesting periods for options. See the Outstanding Equity Awards at Fiscal Year End 2006 table.) During 2006, the Compensation Committee adopted the current vesting schedule which it believes to be more in line with competitive practices. Under the Company’s current policy, the exercise price of options granted to senior officers is generally set at the date the Compensation Committee acts (in the case of routine hiring or promotion grants to more junior officers, the grant date and exercise price are generally the next occurring mid-point of a fiscal quarter). The Committee does not time, and has not timed, grants based on the release of material non-public information.

The Compensation Committee periodically reviews market compensation data regarding the levels of stock-based compensation awards to executives in comparable positions, but does not make annual grants as a matter of course. The Compensation Committee may make individual grants in lieu of or in addition to cash compensation, as incentives for achievement of long-term strategic goals, in recognition of special achievements, or in other special circumstances such as the hiring or promotion of an executive. In general, awards are made at hiring and on promotion, and otherwise have not been evaluated on a fixed schedule. In addition, the Company also issues options as a part of its deferred compensation plans. Officers participating in the PEP Plans (which are described below) receive a grant of options under the Company’s stock incentive plan that is intended to have a current value equal to 10% of their investment in the PEP Plans. Based on advice from the Company’s prior independent compensation consultants, the Company has determined the value of each option to be granted by multiplying the closing price of the Company’s stock on the date of grant by 1/9 (or .1111). These grants are made on June 30 and December 31 of each year, based on the closing price of the Company’s stock on that date, vest in equal installments on the fifth through ninth anniversaries of their grant, are exercisable until the tenth anniversary of their grant, and are non-forfeitable. In general, the Company has relied more heavily on annual cash incentives rather than on stock incentives and as a result such awards, in the view of the independent compensation consultant, have significantly lagged the market and are out of alignment with the goals these awards were designed to achieve. As discussed above, the company is reviewing its long-term incentives as part of its overall review of compensation practices being undertaken in 2007.

Year 2006.  In 2006, W. P. Carey & Co. LLC granted 100,000 options to Messrs. Zacharias and 75,000 options and 12,000 shares of restricted stock to Mr. DeCesaris. These options were granted in recognition of the significant new responsibilities undertaken by each of them during 2005. Additional options were issued to each of the NEOs in connection with the 2005 PEP, as described below.

Other Compensation and Benefits

Deferred Compensation Plans.  The Company in 2003 implemented a deferred compensation plan, the Partnership Equity Unit Plan, or 2003 PEP. The 2003 PEP was terminated and replaced in 2005 by the 2005 Partnership Equity Unit Plan, or 2005 PEP. Although no further amounts were deferred and invested in the 2003 PEP after December 2004, amounts previously contributed continue to be held and administered under the 2003 PEP. The 2003 PEP was terminated, and the 2005 PEP implemented to comply with legislation enacted in 2004 that affected the permissible terms of deferred compensation plans. Except as otherwise noted, the description that follows applies generally to both the 2003 PEP and the 2005 PEP, which are collectively referred to as the PEP Plans.

The purpose of the PEP Plans is to align the interests of the Company’s highly-compensated officers with the interests of investors in its managed funds, in a tax-advantaged manner. Under the PEP Plans, 15% of an executive’s income between $250,000 and $500,000, and 30% of an executive’s income above $500,000, is required to be deferred and invested pursuant to the terms of the plan. Amounts so deferred are invested in PEP units.

Each PEP unit has an initial nominal value of $10 and represents the right to receive (1) dividends equal in amount to, and payable at the same time as, distributions paid in respect of a share of the relevant CPA® fund (generally, subject to Compensation Committee discretion, the fund currently or most recently available, which has been CPA®:16 — Global since inception of the 2005 PEP) and (2) upon liquidation of the relevant fund in the case of the 2003 PEP, or after twelve years in the case of the 2005 PEP (subject, in each case, to extension in certain circumstances) a payment equal in value and similar in kind to that available to a holder of a share of the relevant fund. Under the 2005 PEP, if the relevant fund has been liquidated before the end of the deferral, the Compensation Committee has discretion to choose another investment methodology, which may but need not be linked to interests in another CPA® fund. PEP units vest on issuance. PEP Plan participants also receive option grants based on the formula described above, PEP Units are generally not taxable until liquidation; however, dividends are generally taxable when paid. Certain of the NEOs also retain units in the 2003 PEP Plan that continue to pay dividends and accrete value based on the financial results of CPA®:15.

All officers of the Company whose compensation exceeds the threshold amount are required to participate in the PEP Plan. The Company believes that its shareholders should benefit by this express linkage of a portion of compensation to the creation of value for investors in its managed funds, as the creation of value for investors in these funds is in the Company’s view an important part of the Company’s financial success. At the same time, the Company believes that the PEP Plans benefit participants by allowing value to be created on a tax-deferred basis and by offering the opportunity to achieve above-market rates of return to the extent these are also realized by shareholders of the funds. In 2007, the Compensation Committee intends to review the 2005 PEP as a part of its overall review of the Company’s compensation practices and processes.

Benefits and Perquisites.  Also, although not an aspect of cash or incentive compensation, the Company seeks to attract and retain executives by providing a variety of benefit plans and programs, including a profit-sharing plan and a 401(k) plan (both of which are open to all eligible employees), an employee stock purchase plan under which all eligible employees may purchase certain amounts of Company stock at a discount, and a deferred compensation plan, as well as by providing perquisites. The Company does not maintain any defined-benefit plans. All of these benefits and most of these perquisites are available to all employees. Certain perquisites, as described in the summary compensation table, are available only to senior officers. These latter perquisites are not deemed by the Company to constitute a material element of compensation.

Employment Agreements

The Company may from time to time enter into employment contracts when it deems it to be advantageous in order to attract or retain certain individuals. Currently, of the NEOs, only Mr. LaPuma has such an agreement. Mr. DuGan terminated his employment agreement during 2006. At that time, Mr. DuGan informed the Company that he had no present intention to terminate his continued employment, and he continues to be employed as Chief Executive Officer of the Company.

Other Considerations

The Company has been advised by counsel that it is not subject to Section 162(m) of the Internal Revenue Code. The Company does not have any equity or other security ownership requirements or guidelines.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Benjamin H. Griswold, IV, Chairman
Charles E. Parente
Reginald Winssinger

SUMMARY COMPENSATION TABLE — FISCAL 2006

All management functions of W. P. Carey & Co. LLC are provided by its wholly-owed subsidiaries, Carey Asset Management and Carey Management Services. All policy-making functions are carried out by Executive Officers of Carey Asset Management or Carey Management Services, who generally hold the same titles as officers of W. P. Carey & Co. LLC. The following table summarizes the compensation of our NEOs for the fiscal year ended December 31, 2006. Our NEOs are our Chief Executive Officer, Acting Chief Financial Officer and the three other most highly compensated Executive Officers as determined by their total compensation in the table below in accordance with SEC Rules.

						Change in
						Pension
						Value &
						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
		Salary(1)	Bonus(1)	Awards(2)	Awards(2)	Earnings(3)	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Wm Polk Carey, Chairman	2006	$300,000	900,000		7,935	53,552	45,560	$1,307,047
Gordon F. DuGan, CEO	2006	600,000	1,000,000		52,208	66,178	54,787	1,773,173
Mark J. DeCesaris, Acting CFO	2006	250,000	550,000	68,621	22,901		69,030	960,552
Edward V. LaPuma, Managing Director	2006	300,000	877,065	113,554	74,636	59,996	1,381,810	2,807,061
Thomas E. Zacharias, COO	2006	350,000	850,000		67,190	14,652	81,483	1,363,325

(1)	The amounts in the Bonus column represent bonuses paid in February 2007 for performance in 2006. A portion of the 2006 bonus amount for each of the NEOs was deferred and is to become payable only if and when CPA®:16 — Global achieves a non-compounded cumulative distribution return to its shareholders of 6% (see below). Amounts deferred in 2006 were $270,000 for Mr. Carey, $300,000 for Mr. DuGan, $165,000 for Mr. DeCesaris, $263,119 for Mr. LaPuma and $255,000 for Mr. Zacharias. Additional amounts of salary and bonus payments reported in this table have been deferred under W. P. Carey & Co. LLC’s 2005 Partnership Equity Unit Plan, or 2005 PEP. Amounts deferred in 2006 under the 2005 PEP for Mr. Carey include salary of $7,500 and bonus of $159,000; for Mr. DuGan, salary of $67,500 and bonus of $210,000; for Mr. DeCesaris, bonus of $78,000; for Mr. Zacharias, salary of $15,000 and bonus of $156,000; and for Mr. LaPuma, salary of $58,552 and bonus of $184,184. Amounts included in the Bonus column for 2006 and deferred under the 2005 PEP will be reported as contributions in the Non-Qualified Deferred Compensation Table in 2007.

CPA®:16 — Global is currently expected to achieve its non-compounded cumulative distribution return of 6% during the second quarter of 2007. If this occurs, cumulative bonus amounts deferred from 2004 through 2006 will be paid to the NEOs in 2007 totaling $665,000 for Mr. Carey, $811,817 for Mr. DuGan, $225,000 for

Mr. DeCesaris, $435,000 for Mr. Zacharias and $1,047,131 for Mr. LaPuma. In addition, Mr. LaPuma will also receive cumulative deferred commissions totaling $422,738. The NEOs will also receive interest computed at the rate of 6% on these amounts through the date of payment.

(2)	The amounts in the Stock Awards and Option Awards columns reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with SFAS 123R (excluding risk of forfeiture), with respect to awards of time-based restricted shares and options to acquire W. P. Carey & Co. LLC stock, which may include awards made during the indicated year or earlier. For Mr. LaPuma, the amounts in these columns also include awards of time-based restricted interests and options to acquire interests in W. P. Carey International LLC (“WPCI”). For details of the individual grants of restricted shares and options during 2006, please see the Grants of Plan-Based Awards table below. There were no forfeitures of W. P. Carey & Co. LLC restricted shares or options by any of the NEOs during 2006. The assumptions on which these valuations are based are set forth in Notes 2 and 14 to the consolidated financial statements included in W. P. Carey & Co. LLC’s annual report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

(3)	The Change in Pension Value & Nonqualified Deferred Compensation Earnings column represents above-market earnings on PEP Plan balances in 2006. For purposes of calculating above-market earnings, 120% of the long-term applicable Federal rate compounded annually (or 5.89%) was used to benchmark earnings. See Non-Qualified Deferred Compensation Table on page 24 for total earnings in 2006 on the PEP Plans.

(4)	The All Other Compensation column includes, in addition to the perquisites and personal benefits described below, the following: compensation related to Company contributions on behalf of the NEOs to the Company sponsored profit sharing plan ($37,070 for each NEO), dividends on unvested restricted common stock ($32,142 for Mr. Zacharias and $16,344 for Mr. DeCesaris); and, for Mr. LaPuma, commission compensation earned in connection with structuring net lease transactions ($1,102,012 of which $335,293 was deferred in 2006), a capital distribution from WPCI for personal tax liability ($210,329), and payment by the Company of life insurance premiums ($15,000). Perquisites and personal benefits for each NEO include: automobile use (depreciation) and related expenses attributable to personal use, club dues attributable to personal use and rental payments on temporary living quarters where applicable. Amounts reported in this column for Mr. LaPuma do not include a payment received in 2006 from W. P. Carey & Co. Inc., in respect of an award made by that entity in 2003 of shares owned by it of a CPA® REIT that was subsequently liquidated.

GRANTS OF PLAN-BASED AWARDS — FISCAL 2006

The following table provides information on stock options and restricted stock awards granted to each of our NEOs in 2006. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized by the NEOs.

			All Other
		All Other	Option
		Stock Awards:	Awards:
		Number of	Number of	Exercise or Base	Grant Date Fair
		Shares of Stock	Securities	Price of Option	Value of Stock and
		or Units(1)	Underlying Options(2)	Awards	Option Awards(3)
Name	Grant Date	(#)	(#)	($/SH)	($)

Wm Polk Carey	06/30/06		3,786	$25.32	$7,322
	12/31/06		224	30.07	613
Gordon F. DuGan	06/30/06		6,781	25.32	13,114
	12/31/06		1,796	30.07	4,913
Mark J. DeCesaris	02/15/06	12,000	25,000	26.19	363,083
	05/15/06		50,000	26.99	115,387
Edward V. LaPuma	06/30/06		5,065	25.32	9,796
	12/31/06		3,689	30.07	10,091
Thomas E. Zacharias	03/10/06		100,000	26.00	229,158
	06/30/06		2,613	25.32	5,054
	12/31/06		449	30.07	1,228

(1)	The All Other Stock Awards column represents the number of restricted shares granted under the 1997 Share Incentive Plan. These shares vest ratably over four years on the anniversary of the grant date.

(2)	The All Other Option Awards column represents the number of options granted under the 1997 Share Incentive Plan. Awards with a grant date of June 30, 2006 and December 31, 2006 represent options granted in connection with the 2005 PEP, which vest in equal annual installments on the fifth through ninth anniversaries of the grant date and expire 10 years from the grant date. These awards are non-forfeitable. Award granted on February 15, 2006 represents options which vest in equal annual installments on the fifth through ninth anniversaries of the grant date and expire 10 years from the grant date. Awards granted on March 10, 2006 and May 15, 2006 represent options which vest over four years on the anniversary of the grant date. The exercise price for all stock option grants presented in this table is the closing price of W. P. Carey & Co. LLC common stock on the New York Stock Exchange on the grant date.

(3)	Amounts in the Grant Date Fair Value column represent the market value of awards granted in 2006, calculated in accordance with SFAS 123R (excluding risk of forfeiture). For restricted shares, the grant date fair value is calculated by multiplying the number of shares granted by W. P. Carey & Co. LLC’s closing stock price of $26.19 on February 15, 2006. For stock options, the grant date fair value is calculated by multiplying the Black-Scholes value by the number of options awarded. For additional information on the valuation assumptions, refer to Notes 2 and 14 to the consolidated financial statements included in W. P. Carey & Co. LLC’s annual report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission. These amounts reflect W. P. Carey & Co. LLC’s accounting expense and do not necessarily correspond to the actual value that will be recognized by the NEOs.

OUTSTANDING EQUITY AWARDS — FISCAL 2006

The following table shows the number of shares covered by exercisable and unexercisable options held by our NEOs on December 31, 2006.

	Option Awards(1)								Stock Awards(1)
											Market
											Value of
					Number of				Number of		Shares or
					Securities				Shares or		Units of
			Number of		Underlying				Units of Stock		Stock that
			Securities		Unexercised		Option Exercise	Option	that have		have not
			Underlying Options		Options		Price	Expiration	not Vested		Vested
Name	Grant Date		(#) Exercisable		(#) Unexercisable		($)	Date	(#)		($)

Wm. Polk Carey	01/02/01		150,000				18.26	01/02/11
	04/01/02		182,725				23.00	03/31/12
	12/31/02				6,818		24.75	12/31/12
	06/30/04				7,933		29.78	06/30/14
	12/31/04				230		35.16	12/31/14
	06/30/05				6,501		29.28	06/30/15
	12/31/05				266		25.36	12/31/15
	06/30/06				3,786		25.32	06/30/16
	12/31/06				224		30.07	12/31/16
Gordon F. DuGan	04/01/02		75,000				23.00	03/31/12
	12/31/02				6,349		24.75	12/31/12
	12/31/03				1,106		30.52	12/31/13
	02/15/04				100,000		29.70	02/15/14
	06/30/04				9,279		29.78	06/30/14
	12/31/04				1,701		35.16	12/31/14
	06/30/05				13,026		29.28	06/30/15
	12/31/05				2,252		25.36	12/31/15
	06/30/06				6,781		25.32	06/30/16
	12/31/06				1,796		30.07	12/31/16
Mark J. DeCesaris	02/15/06				25,000		26.19	02/15/16	12,000		360,840
	05/15/06				50,000		26.99	05/15/16
Edward V. LaPuma	06/28/00		25,000				16.25	06/28/10
	04/01/02		36,000				23.00	03/31/12
	12/31/02				3,171		24.75	12/31/12
	06/30/03	(2)	800,000	(3)	200,000	(3)	1.00	06/30/13	200,000	(4)	1,016,520	(5)
	06/30/03				1,691		29.94	06/30/13
	12/31/03				6,104		30.52	12/31/13
	06/30/04				4,323		29.78	06/30/14
	12/31/04				2,860		35.16	12/31/14
	06/30/05				11,449		29.28	06/30/15
	12/31/05				4,578		25.36	12/31/15
	06/30/06				5,065		25.32	06/30/16
	12/31/06				3,689		30.07	12/31/16
Thomas E. Zacharias	04/01/02		75,000				23.00	03/31/12
	12/31/03				221		30.52	12/31/13
	02/15/04				50,000		29.70	02/15/14	16,000		481,120
	06/30/04				2,720		29.78	06/30/14
	12/31/04				430		35.16	12/31/14
	06/30/05				3,974		29.28	06/30/15
	12/31/05				532		25.36	12/31/15
	03/10/06				100,000		26.00	03/10/16
	06/30/06				2,613		25.32	06/30/16
	12/31/06				449		30.07	12/31/16

(1)	The option and stock awards listed above vest over the following periods:

Option Awards:

•	Grants dated June 30th or December 31st vest in equal annual installments on the fifth through ninth anniversaries of the grant date (except for the 6/30/03 grant for Mr. LaPuma described below).

•	Grants dated 6/28/00, 1/2/01 and 4/1/02 vest in equal annual installments over three years on the anniversary of the grant date.

•	Grant dated 2/15/04 vests in equal annual installments on the seventh and eight anniversaries of the grant date.

•	Grant dated 2/15/06 vests in equal annual installments on the fifth through ninth anniversaries of the grant date.

•	Grants dated 3/10/06 and 5/15/06 vest in equal annual installments over four years on the anniversary of the grant date.

Stock Awards:

•	Grant dated 2/15/04 vests 2,000 shares each in years one and two; 3,000 shares each in years three and four; and 5,000 shares each in years five and six.

•	Grant dated 2/15/06 vests in equal annual installments over four years on the anniversary of the grant date.

(2)	This Grant, dated 6/30/03, represents the number of interests or options to acquire interests in WPCI held by Mr. LaPuma, and the market value of interests that have not vested. Amounts in the table do not represent the number of securities of the Company, which may be received in exchange for interests in WPCI; these amounts will be determined as described below. Under the terms of Mr. LaPuma’s employment agreement, he has the right to put all vested interests in WPCI, including those acquired on exercise of options in WPCI, to the Company on or after December 31, 2012 (or earlier in certain circumstances, as described under Potential Payments Upon Termination or Change in Control), at the value thereof as determined by an independent appraisal. Mr. LaPuma will receive payment for such interests in shares of stock of the Company, valued at the average between the reported high and low trading prices for the thirty days prior to payment, and must continue to hold these shares for one year after receipt. The value of interests that have not yet vested has been derived by calculating the per-share value of each WCPI interest based on the March 31, 2006 appraised value of that entity, the most recent valuation available to W. P. Carey & Co. LLC, divided by the number of interests (both vested and unvested) outstanding at December 31, 2006.

(3)	Represents the number of interests in WPCI underlying options to acquire such interests.

(4)	Represents the number of interests in WPCI that have not yet vested.

(5)	Represents the dollar value of interests in WPCI that have not yet vested.

OPTION EXERCISES AND STOCK VESTED — FISCAL 2006

The following table contains information about shares acquired on vesting by the NEOs during 2006. There were no option exercises by the NEOs during 2006.

	Stock Awards(1)
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)

Wm. Polk Carey	2,718	71,184
Gordon F. DuGan
Mark J. DeCesaris
Edward V. LaPuma(2)	201,000	5,264,190
Thomas E. Zacharias	7,000	183,330

(1)	The amounts in the Stock Awards — Value Realized on Vesting column represents the product of the number of restricted common stock vested and W. P. Carey & Co. LLC’s closing stock price of $26.19 on February 15, 2006, the date of vesting for all stock awards vested in 2006 for the NEOs.

(2)	Represents 1,000 shares of common stock of the Company and 200,000 interests in WPCI. See footnotes 2 and 3 of Outstanding Equity Awards table above for a description of these interests in WPCI.

PENSION PLANS

W. P. Carey & Co. LLC does not maintain a qualified deferred benefit plan and did not provide pension benefits to its NEOs for the fiscal year ended December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION — FISCAL 2006

The following table shows the aggregate contributions, earnings, withdrawals and account balances for the NEOs in our PEP Plans.

	Executive	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in	in Last Fiscal	Withdrawals/	at Last Fiscal Year
	Last Fiscal Year(1)	Year(2)	Distributions(3)	End(4)
Name	($)	($)	($)	($)

Wm. Polk Carey	114,000	93,641	(48,641)	855,000
Gordon F. DuGan	250,772	129,153	(77,944)	1,395,294
Mark J. DeCesaris
Edward V. LaPuma	265,736	124,817	(78,132)	1,437,786
Thomas E. Zacharias	88,500	29,771	(20,021)	360,727

(1)	The Executive Contributions in Last Fiscal Year column represents participation by the NEOs in the 2005 PEP. Contributions represent deferral of a portion of salary and bonus, and commissions (for Mr. LaPuma only), paid in 2006. Salary amounts deferred in 2006 are also included in the Salary column of the Summary Compensation Table on page 20 and further discussed in footnote 1 thereto. Amounts included in the Bonus column of the Summary Compensation table that were paid in 2007 and deferred under the 2005 PEP do not appear in this column for 2006.

(2)	The Aggregate Earnings in Last Fiscal Year column represents combined earnings on the PEP Plans, including dividend equivalents as well as an increase in the annual valuation of the 2003 PEP units, reflecting a corresponding increase in the net asset value of CPA®:15 as of December 31, 2006. See the Summary Compensation Table for the above-market portion of earnings in 2006. Option grants made during 2006 in conjunction with the 2005 PEP are reported in the Grants of Plan-Based Awards — Fiscal 2006 table.

(3)	The Aggregate Withdrawals/Distributions column represents distributions in 2006 from the PEP Plans of dividend equivalents.

(4)	The Aggregate Balance at Last Fiscal Year column represents aggregate balances invested in the PEP Plans and increases in valuation therein for years prior to 2006, together with the aggregate amounts reported as Executive Contributions and Aggregate Earnings in the last fiscal year, less Aggregate Distributions in the last fiscal year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

None of the NEOs, other than Mr. Edward V. LaPuma, has an employment, severance or change in control agreement with W. P. Carey & Co. LLC which, in the event of termination or change in control, would provide them with any right to a cash severance or incremental benefit.

As an inducement to retain the services of Mr. LaPuma, on March 21, 2003, W. P. Carey & Co. LLC and WPCI entered into an Amended Employment Agreement with Mr. LaPuma, which modified his prior Employment Agreement with the Company dated June 28, 2000. Under his Amended Employment Agreement, Mr. LaPuma is entitled to post-employment benefits depending upon the reason for termination (as such reasons are defined in the Employment and the Amended Employment Agreements). The different values of Mr. LaPuma’s benefits as of December 31, 2006 are as follows: upon Termination Due to Death, Disability or Without Good Reason, 200,000 interests in WPCI valued at $1,018,000 will become vested and an option to purchase 200,000 interests in WPCI with a value of $818,000 (based on the excess of the share value over the option price) will become exercisable; in addition, upon a Termination Without Cause, With Good Reason or Due to a Change in Control, Mr. LaPuma would receive a cash severance, payable in 12 monthly installments in the amount of $3,058,743; and, upon Termination for Cause none of the foregoing benefits will be applicable. Generally, any such interests held by Mr. LaPuma may not be sold or otherwise transferred until 2012, except that upon a Termination With Good Reason he may put such interests to W. P. Carey & Co. LLC in exchange for shares of W. P. Carey & Co. LLC having an equal value. The value of an interest in WPCI for purposes of the above disclosure is based on an appraisal of WPCI shares as of March 31, 2006, the most recent valuation available to W. P. Carey & Co. LLC.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.

The Audit Committee of the Board of Directors reports as follows with respect to the audit of W. P. Carey & Co. LLC’s fiscal 2006 audited financial statements and management’s report of internal controls over financial reporting.

The audit functions of the Committee focus on the adequacy of W. P. Carey & Co. LLC’s internal controls and financial reporting procedures, the performance of W. P. Carey & Co. LLC’s internal audit function and the independence and performance of W. P. Carey & Co. LLC’s independent accountants, PricewaterhouseCoopers LLP. The Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey & Co. LLC’s financial reporting. The Committee discusses these matters with appropriate internal financial personnel as well as independent accountants. The Committee held four regularly scheduled quarterly meetings during 2006, and also met six additional times.

Management has primary responsibility for W. P. Carey & Co. LLC’s financial statements and management’s report of internal controls over financial reporting and the overall reporting process, including W. P. Carey & Co. LLC’s system of internal controls. The independent accountants audit the annual financial statements and management’s report of internal controls over financial reporting prepared by management, express an opinion on the conformity of the audited financial statements and management’s report of internal controls over financial reporting with accounting principles generally accepted in the United States of America and discuss with the Committee any issues they believe should be raised with us. The Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management and the independent accountants.

The Committee has reviewed and discussed the audited financial statements and management’s report of internal controls over financial reporting with the management of W. P. Carey & Co. LLC. The Directors who serve on the Audit Committee are all “independent” as defined in the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission. That is, the Board of Directors has determined that none of us has a relationship to W. P. Carey & Co. LLC that may interfere with our independence from W. P. Carey & Co. LLC and its management.

The Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the accountants the accountants’ independence from W. P. Carey & Co. LLC. Based on review and discussions of the audited financial statements and management’s report of internal controls over financial reporting of W. P. Carey & Co. LLC with management and discussions with the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s report of internal controls over financial reporting for the fiscal year ended December 31, 2006 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Board of Directors has adopted a formal written charter for the Audit Committee, which charter is reviewed annually.

Submitted by the Audit Committee:

Charles E. Parente, Chairman
Eberhard Faber, IV
Nathaniel S. Coolidge

Financial Expert

The Board of Directors has determined that Charles E. Parente, who is an Independent Director and Chairman of the Audit Committee, is a “financial expert” as defined in Item 401 of Regulation S-K under the Securities Act of 1933.

Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2006 and 2005

The following table sets forth the approximate aggregate fees billed to W. P. Carey & Co. LLC during fiscal years 2006 and 2005 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2006	2005

Audit Fees(1)	$645,300	$640,700
Audit Related Fees(2)	64,200	61,100
Tax Fees(3)	1,092,000	1,069,800
All Other Fees(4)	0	0

Total Fees	$1,801,500	$1,771,600

(1)	Audit Fees: This category consists of fees for professional services rendered for the audit of W. P. Carey & Co. LLC’s fiscal 2006 and 2005 financial statements and management’s report of internal controls over financial reporting included in the Annual Reports on Form 10-K (including services incurred with respect to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), the review of the financial statements and management’s report of internal controls over financial reporting included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2006 and 2005, and other audit services including certain statutory audits and SEC registration statement review and the related issuance of comfort letters and consents.

(2)	Audit Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP and includes primarily services in connection with the audit of the benefit plan.

(3)	Tax Fees: This category consists of fees billed to W. P. Carey & Co. LLC by PricewaterhouseCoopers LLP for tax compliance services and consultation in connection with transactions.

(4)	All Other Fees: No fees were billed for other services rendered by PricewaterhouseCoopers LLP for the years ended 2006 and 2005.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent accountant and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent accountant in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal year 2006, pre-approved non-audit services included all of those services described above for “Audit Related Fees” and “Tax Fees.”

SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Shareholder Proposals

The date by which shareholder proposals must be received by W. P. Carey & Co. LLC for inclusion in proxy materials relating to the 2008 Annual Meeting of Shareholders is January 2, 2008.

In order to be considered at the 2008 Annual Meeting, shareholder proposals, including shareholder nominations for Director, must comply with the advance notice and eligibility requirements contained in W. P. Carey & Co. LLC’s By-Laws. The By-Laws provide that shareholders are required to give advance notice to W. P. Carey & Co. LLC of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of W. P. Carey & Co. LLC. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice shall set forth:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

•	as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they may appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of W. P. Carey & Co. LLC which are owned beneficially and of record by such shareholder and such beneficial owner.

A copy of the Company’s By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Secretary, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. These procedures apply to any matter that a shareholder wishes to raise at the 2008 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R. § 240.14a-8 of the rules and regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by W. P. Carey & Co. LLC may confer discretionary authority to vote on such proposal.

Communication with the Board

Shareholders who wish to send communications on any topic to the Board, the Lead Director or the Independent Directors as a group may do so by writing to the Lead Director, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. The Nominating and Corporate Governance Committee has approved a process for handling communications to the Board in which the Corporate Secretary, Susan C. Hyde, monitors communications from shareholders and provides copies or summaries of such communications to the Directors as she considers appropriate. The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Hyde is responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the Directors as she considers appropriate.

DIRECTOR INDEPENDENCE

In March 2004, the Board of Directors adopted W. P. Carey & Co. LLC’s Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the listing standards adopted during that year by the New York Stock Exchange. The Guidelines can be found in the “WPC Investor Relations” section of W. P. Carey & Co. LLC’s website (www.wpcarey.com). A printed copy may also be obtained upon request from our Secretary, Susan C. Hyde.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in March 2007. During this review, the Board considered transactions and relationships between each Director and nominee or any member of his or her immediate family and W. P. Carey & Co. LLC and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between Directors and nominees or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

The Guidelines provide that a majority of the Directors will be Independent Directors. A Director is independent if he or she does not have a material relationship with the Company or one of its subsidiaries. The Board has established guidelines to assist it in determining Director independence, although compliance with the guidelines is not sufficient for a determination of independence by the board.

The guidelines provide that a Director shall not be an Independent Director if he or she:

•	has in the last three years been employed by the Company;

•	has in the last three years been affiliated with or employed by a (present or former) auditor of the Company or of an affiliate of the Company;

•	has in the last three years been part of an interlocking directorate in which an Executive Officer of the Company sits on the compensation committee of another company (including parent and subsidiaries of such company) which concurrently employs the Director; or

is or has been in the last three years an Executive Officer or employee of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	has an immediate family member who falls within any of the above categories.

The guidelines also provide that ownership of stock in the Company by Directors is encouraged and that ownership of a substantial amount of stock is not in itself a basis for a Director to be considered as not independent, provided that ownership of more than 10% of the outstanding shares may preclude a Director from being deemed independent for the purpose of serving on the Audit Committee.

The New York Stock Exchange also requires that the Board of Directors determine whether a Director is “independent” for purposes of the Exchange’s listing standards. The Nominating and Corporate Governance Committee has asked each Director and nominee to specify in writing the nature of any relevant relationships such individual may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of “independence” under the Listing Standards. Upon review of these disclosures, the Board has affirmatively determined that none of the Directors or nominees noted as “independent” in this proxy statement has a material relationship with W. P. Carey & Co. LLC that would interfere with his independence from the Company and its Management.

As a result of this review, the Board has affirmatively determined that Messrs. Bond, Coolidge, Faber, Griswold, Klein, Mittelstaedt, Parente, von Köller and Winssinger are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines and the New York Stock Exchange listing standards and for the purpose of serving on the Audit Committee, where applicable. Messrs. Wm. Polk Carey, Francis Carey, DuGan and Stoddard are considered affiliated Directors because of their relationship to, or current or former employment as senior executives of, W. P. Carey & Co. LLC and its affiliates.

CODE OF ETHICS

W. P. Carey & Co. LLC’s Board of Directors adopted a revised Code of Business Conduct and Ethics (“Code”) on September 16, 2006. It sets forth the standards of business conduct and ethics applicable to all of our employees, including our NEOs and Directors. This code is available on the Company’s website (www.wpcarey.com) in the “WPC Investor Relations” section. Printed copies may also be obtained upon a request submitted to our Investor Relations department. W. P. Carey & Co. LLC also intends to post amendments to or waivers from the Code (to the extent applicable to our Chief Executive Officer, principal financial officer and principal accounting officer) at this location on the website. Francis J. Carey has been appointed the Company’s Chief Ethics Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

W. P. Carey & Co. LLC’s NEOs and Directors are committed to upholding the highest legal and ethical conduct in fulfilling their responsibilities and recognize that related party transactions can present a heightened risk of potential or actual conflicts of interest. Under the Company’s Code, employees, officers and Directors have an obligation to act in the best interest of the Company and to put such interests at all times ahead of their own personal interests. In addition, all employees, officers and Directors of the Company should seek to avoid any action or interest that conflicts with or gives the appearance of a conflict with the Company’s interests. According to the Code, a conflict of interest occurs when a person’s private economic or other interest conflicts with, is reasonably expected to conflict with, or may give the appearance of conflicting with, any interest of the Company. The following conflicts of interest are prohibited, and employees, officers and Directors of W. P. Carey & Co. LLC must take all reasonable steps to detect, prevent, and eliminate such conflicts:

•	Working in any capacity for – including service on a Board of Directors or trustees, or on a committee of – a competitor while employed by the Company.

•	Competing with the Company for the purchase, sale or financing of property, services or other interests.

•	Soliciting or accepting any personal benefit from a third party (including any competitor, customer or service provider) in exchange for any benefit from the Company. (Applicable Company policies may permit the acceptance of gifts and entertainment from third parties, subject to certain limitations.)

Individuals are expected to adhere to these policies where applicable, and in general to limit acceptance of benefits to those that are reasonable and customary in a business environment and that are not reasonably likely to improperly influence the individual. Other conflicts of interest, while not prohibited in all cases, may be harmful to the Company and therefore must be disclosed in accordance with the Code. The Chief Ethics Officer of the Company has primary authority and responsibility for the administration of this Code, subject to the oversight of the Nominating and Corporate Governance Committee, or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee of the Board.

Payments to W. P. Carey & Co. LLC from Related Parties

The Company and its subsidiary, Carey Asset Management, receive compensation as the advisor to the four affiliated CPA® REITs. During 2006, the CPA® REITs retained the Company or Carey Asset Management to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services. For services provided to each of Corporate Property Associates 12 (“CPA®:12”), CPA®:14, CPA®:15 and CPA®:16 – Global during 2006 the advisor earned asset management compensation and performance compensation, each equal to a percentage of average invested assets. The payment of the performance compensation is subordinated to specified returns to shareholders. During 2006, these performance conditions were satisfied for each of CPA®:12; CPA®:14 and CPA®:15, and for these three funds, the asset management and performance compensation earned by the advisor totaled $57.633 million, of which approximately half, representing the performance compensation, was paid in restricted shares of the applicable CPA® REIT. For services provided to CPA®:16 – Global, during 2006 the asset management compensation paid to the advisor was $5.527 million, and an additional $5.527 million will become payable only if the performance threshold is met. In addition, during 2006, in return for performing services related to the CPA® REITs’ real estate purchases, the advisor earned structuring, development, acquisition and mortgage placement compensation of $21.282 million, payment of $3.459 million of which was subordinated and deferred. During 2006, the CPA® REITs paid $12.543 million to the advisor in respect of previously subordinated and deferred compensation plus interest thereon. During 2006, CPA®:16 – Global paid an acquisition expense allowance of $1.224 million to the advisor in connection with the completion of acquisitions. Also during 2006, Carey Financial, LLC, an affiliate of W. P. Carey & Co. LLC, became entitled to receive sales commissions and selected dealer fees of $38.037 million and $10.901 million, respectively, which were, in turn, reallowed to unaffiliated broker/dealers in connection with CPA®:16 – Global’s best efforts offering of common stock. CPA®:16 – Global also reimbursed the advisor for certain of its expenses related to such offering during 2006, in the aggregate amount of $4.779 million. Because the CPA® REITs do not have their own employees, the advisor employs, directly and through its affiliate, Carey Management Services, officers and other personnel to provide services to the CPA® REITs. During 2006, $9.914 million was paid to the advisor by the CPA® REITs to cover such personnel expenses, which amount includes both cash compensation and employee benefits. Under a similar arrangement, W. P. Carey & Co., Inc. paid $844,700 in 2006 to Carey Asset Management for the expenses of personnel who performed services for W. P. Carey & Co., Inc. In addition, pursuant to a cost-sharing arrangement among the advisor, the CPA® REITs, W. P. Carey & Co., Inc. and other affiliates of the advisor, each pays its proportionate share, based on adjusted revenues, of office rental expenses at 50 Rockefeller Plaza and of certain other overhead expenses.

In June 2006, the Boards of Directors of CPA®:12 and CPA®:14 each approved a definitive agreement under which CPA®:14 would acquire CPA®:12’s business for a combination of cash and stock (the “CPA®:12/14 Merger”). The CPA®:12/14 Merger was approved by the shareholders of CPA®:12 and CPA®:14 in November 2006 and completed on December 1, 2006. In connection with providing a liquidity event for CPA®:12 shareholders, CPA®:12 paid the Company termination revenue of $25.379 million and subordinated disposition revenue of $24.418 million. Included in subordinated disposition revenue is $3.779 million payable by CPA®:12 related to properties the Company acquired from CPA®:12 that was not recognized as income for financial reporting purposes but reduced the cost of the properties acquired. At the time of the merger the Company owned 2,134,140 shares of CPA®:12 and received $6.808 million as a result of the special cash distribution of $3.19 per share, and elected to receive $9.861 million in cash and 1,022,800 shares of CPA®:14 stock in the merger and recorded a gain of $6.521 million.

Prior to the CPA®:12/14 Merger, the Company acquired interests in 37 properties from CPA®:12 (the “CPA®:12 Property Acquisition”) with a fair value of $126.006 million for $67.289 million in cash and the assumption of limited recourse mortgage notes payable with a fair value of $58.717 million. The amounts are inclusive of the Company’s pro rata share of equity interests acquired in the transaction. In addition, the Company made a payment to CPA®:12 of $534,000 in respect of one of the properties which had been sold at a price below its previously appraised value. The purchase price of the properties was based on a third party valuation of each of CPA®:12’s properties. The properties are primarily single tenant net-leased properties, with remaining lease terms ranging from three to seven years. The majority of the properties are encumbered with limited recourse mortgage financing with fixed annual interest rates ranging from 5.5% to 8.5% and maturity dates ranging from 2009 to 2017.

In connection with the CPA®:12 Property Acquisition, the Company has agreed that if it enters into a definitive agreement to sell any of the acquired properties within six months after the closing of the CPA®:12 Acquisition at a price that is higher than the price paid to CPA®:12, the Company will pay to former CPA®:12 shareholders an amount equal to 85% of the excess (net of selling expenses and fees) on any such sale.

A subsidiary of the Company has agreed to indemnify CPA®:14 if CPA®:14 suffers certain losses arising out of a breach by CPA®:12 of its representations and warranties under the merger agreement and having a material adverse effect on CPA®:14 after the CPA®:12/14 Merger, up to the amount of fees received by such subsidiary of the Company in connection with the CPA®:12/14 Merger. The Company has evaluated the exposure related to this indemnification and has determined the exposure to be minimal. The Company has also agreed to waive any acquisition fees payable by CPA®:14 under its advisory agreement with the Company in respect of the properties being acquired in the CPA®:12/14 Merger and has also agreed to waive any disposition fees that may subsequently be payable by CPA®:14 to the Company upon a sale of such assets.

Livho, Inc. Transaction

In connection with the consolidation of the nine CPA® partnerships in 1998, W. P. Carey & Co. LLC obtained a hotel in Livonia, Michigan which was not subject to a lease. W. P. Carey & Co. LLC would be taxed as a corporation if it received more than a small percentage of its income from the operation of a hotel. In order to avoid taxation as a corporation, W. P. Carey & Co. LLC in 1998 leased the hotel to Livho Inc., a corporation wholly-owned by Francis J. Carey, its chairman, pursuant to a two-year lease which was subsequently modified and extended. Livho Inc.’s rent for 2006 was $1.2 million. Livho, Inc.’s net loss for 2006 was approximately $455,000. Francis J. Carey, as sole shareholder, did not receive a dividend payment from Livho, as excess cash flow was applied to rental arrearages due to W. P. Carey & Co. LLC. In March 2005, the Company approved a plan to sell this property. In the fourth quarter of 2005 the Company terminated its plan to sell the property and entered into an agreement with the proposed buyer to upgrade and manage the facility on a fee basis.

Reginald H. Winssinger Investments

W. P. Carey & Co. LLC Director Reginald H. Winssinger and members of his family are co-investors with W. P. Carey & Co. LLC in several of the Company’s properties that are located in France. Specifically, Mr. Winssinger and/or his family members purchased, at the time of and on the same terms as the purchase of the properties by W. P. Carey & Co. LLC: (i) a 7.2% ownership interest in the properties leased to multiple tenants in Pantin, France for an original investment of $139,000, (ii) a 7.2% ownership interest in the property leased to Tellit Assurances for an original investment of $76,289, (iii) a 7.2% ownership interest in the property leased to Direction Regional Des Affaires Sanitaires et Sociales for an original investment of $39,552, (iv) a 5.8% ownership interest in the property leased to Societe de Traitements DSM Food Specialties for an original investment of $45,826 and (v) a 15% ownership interest in the properties leased to Bouyges Telecom SA for an original investment of $525,383. These properties were purchased between May 1998 and December 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the U.S. Securities and Exchange Commission, W. P. Carey & Co. LLC believes our Directors, Executive Officers and beneficial owners of 10% or more of our shares did not timely file reports required to be filed in 2006 and prior years under Section 16(a) on the following occasions: (a) Gordon DuGan did not timely report on Form 4, the acquisition of 5,615 shares in 2001 and the disposition of 4,450 shares in 2002; (b) Eberhard Faber did not timely report on Form 4, the acquisition of 500 shares in 1999; (c) During the period 2000 to 2003 Wm. Polk Carey, the Company’s then-President, did not timely report on Form 4 two acquisitions totaling 2,836 shares and in 2002 he did not report on Form 5 two dispositions totaling 199 shares. In addition, in connection with transactions by Carey Management LLC (“CM”), W. P. Carey & Co. (“WPCCO”), Carey Property Advisors (“CPA”), WPCI and Carey Asset Management through which Mr. Wm. Polk Carey beneficially owns Company shares, he did not timely report on Form 4 (i) nine acquisitions by CM totaling 141,810 shares, twelve acquisitions by CM totaling 216,039 shares and three acquisitions by CM totaling 56,189 shares in 1998, 1999 and 2000, respectively, and the disposition by CM of 738,054 shares in 2000; (ii) the acquisition by WPCCO of 35,000 shares in 1998 and the disposition by WPCCO of 79,700 shares and 66,662 shares in 1998 and 2000, respectively; (iii) three acquisitions by CPA totaling 4,255,884 shares and the disposition by CPA of 93,330 shares, both in 2000; (iv) the acquisition by WPCI of 54,765 shares in 2002 and the disposition by WPCI of 54,765 shares in 2003; and (v) four acquisitions by Carey Asset Management totaling 140,436 shares during the period 2002 to 2004 and two dispositions by Carey Asset Management totaling 54,765 shares in 2002. Corrective filings were made in respect of each of these transactions in April 2007.

INDEPENDENT PUBLIC ACCOUNTANTS

From W. P. Carey & Co. LLC’s inception, it has engaged the firm of PricewaterhouseCoopers LLP as its Independent Registered Public Accounting Firm. It is in the process of engaging PricewaterhouseCoopers LLP as auditors for 2007. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from shareholders.

EXECUTIVE OFFICERS OF W. P. CAREY & CO. LLC

W. P. Carey & Co. LLC’s Executive Officers are elected annually by the Board of Directors. Detailed information regarding the Executive Officers who are not directors as of the date of this Proxy Statement is set forth below.

Douglas E. Barzelay
AGE: 59

Mr. Barzelay joined W. P. Carey & Co. LLC as General Counsel in January 2005. Prior to joining W. P. Carey & Co. LLC, Mr. Barzelay was a partner at the law firm Patterson, Belknap, Webb & Tyler LLP in New York where his practice included corporate and securities matters, international transactions and mergers and acquisitions. From 1986 through 1995, he held several positions at Dime Bancorp, Inc. including as General Counsel from 1989 through 1995, where he was responsible for all legal affairs of the company and its in-house legal department. Mr. Barzelay received a B.A. from Yale University and a J.D. from Harvard Law School. Mr. Barzelay is also General Counsel of CPA®:14; CPA®:15 and CPA®:16 – Global.

Mark J. DeCesaris
AGE: 48

Mr. DeCesaris became Acting Chief Financial Officer, Chief Administrative Officer and Managing Director in November 2005. He also serves as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director for CPA®:14, CPA®:15 and CPA®:16 – Global. Mr. DeCesaris had previously been a consultant to W. P. Carey & Co. LLC’s finance department. Prior to joining W. P. Carey & Co. LLC, from 2003 to 2004, Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia, PA and earned his CPA license in 1983. Mr. DeCesaris currently serves as a member of the Board of Trustees of Kings College. Mr. DeCesaris graduated from Kings College with a BS in Accounting and a BS in Information Technology.

Edward V. LaPuma
AGE: 34

Mr. LaPuma joined W. P. Carey & Co. LLC as an Assistant to the Chairman in July 1994, where he helped establish the firm’s Institutional Department. He joined the firm’s Investment Department in 1995. Mr. LaPuma currently serves as a Director of W. P. Carey & Co. International LLC, as President of W. P. Carey International and President of CPA®:14. Prior to joining W. P. Carey & Co. LLC, Mr. LaPuma was a consultant with the Sol C. Snider Entrepreneurial Center. Mr. LaPuma also founded his own consulting firm, which specialized in providing strategy consultation services to industrial companies. He serves as a Trustee of the Rensselaerville Institute and of the W. P. Carey Foundation, as a governor of the Delta Phi Fraternity (“St. Elmo”). Mr. LaPuma earned his B.S. in finance, awarded magna cum laude, from the Wharton School at the University of Pennsylvania.

John D. Miller
AGE: 62

Mr. Miller joined W. P. Carey & Co. LLC in 2004 as Vice Chairman of Carey Asset Management Corporation and serves as Chief Investment Officer of W. P. Carey & Co. LLC. He also serves as CIO of CPA®:14; CPA®:15 and CPA®:16 – Global. Mr. Miller founded StarVest Partners, L.P., a private equity/venture capital firm, in 1998, where he was its Co-Chairman and President. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, he served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. Before joining Rothschild in 1995, he held positions at two private equity firms, Credit Suisse First Boston’s Clipper group and Starplough Inc., an affiliate of Rosecliff. Prior to that, for 24 years Mr. Miller served in various investment units at the Equitable, including serving as President and CEO of Equitable Capital Management Corporation, a full-line investment advisory subsidiary with assets in excess of $36 billion and as head of Equitable Capital Management Corporation’s corporate finance department. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara. He currently serves on the Boards of CKX, Inc. and International Keystone Entertainment, Inc., and is a Board observer of MessageOne, Inc., a StarVest portfolio company.

Thomas E. Zacharias
AGE: 53

Mr. Zacharias, joined W. P. Carey & Co. LLC in April 2002 and has served as CPA®:16 – Global’s President since 2003. He was elected Managing Director and Chief Operating Officer of W. P. Carey & Co. LLC, CPA®:14 and CPA®:15 in 2005. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey & Co., Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in October 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts from 2003 to 2007.

EXHIBIT A

W. P. CAREY & CO. LLC

1997 NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN
(Amended and restated as of April 23, 2007)

The purposes of the 1997 Non-Employee Directors’ Incentive Plan (the “Plan”) are to promote the long-term success of W. P. Carey & Co. LLC (the “Company”) by creating a long-term mutuality of interests between the Non-Employee Directors and shareholders of the Company, to provide an additional inducement for such Directors to remain associated with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

SECTION 1

Administration

The Plan shall be administered by the Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and consisting of not less than three members of the Board.

The Committee shall keep records of actions taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. The Committee may also take action by approval in writing of all members of the Committee.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, as to options (“Listed Share Options”) to purchase interests in the Company known as listed shares (“Listed Shares”) and as to Listed Shares subject to restrictions as to transferability or other rights of ownership (“Restricted Listed Shares”) granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

Notwithstanding the above, the selection of the Directors to whom Listed Share Options or Restricted Shares are to be granted, the timing of such grants, the number of Listed Shares subject to any Listed Share Option, the exercise price of any Listed Share Option, the periods during which any Listed Share Option may be exercised and the term of any Listed Share Option or Restricted Listed Share grant shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

SECTION 2

Listed Shares Available under the Plan

The aggregate net number of Listed Shares which may either be issued pursuant to or be subject to outstanding Listed Share Options or granted as Restricted Listed Shares under the Plan is limited to 300,000 Listed Shares of the Company, subject to adjustment and substitution as set forth in Section 6. If any Listed Share Option is exercised by delivering previously owned Listed Shares in payment of the option price, the number of Listed Shares so delivered to the Company shall again be available for purposes of the Plan. If any Listed Share Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of Listed Shares subject thereto shall again be available for purposes of the Plan.

SECTION 3

Grant of Listed Share Options or Restricted Shares

On each January 1, April 1, July 1 and October 1 during the period in which grants may be made in accordance with Section 10, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be granted Restricted Listed Shares and Listed Share

Options with a total value of $7,500. The composition of the award shall be at the option of the Non-Employee Director. If the number of Listed Shares then remaining available for the grant of Listed Share Options or Restricted Listed Shares under the Plan is not sufficient for each Non-Employee Director to be granted a Listed Share Option or Restricted Shares with a total value of $7,500, then each Non-Employee Director shall be granted an award for a number of whole Listed Shares or Restricted Listed Shares equal to the number of Listed Shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share.

SECTION 4

Terms and Conditions of Listed Share Options

Listed Share Options granted under the Plan shall be subject to the following terms and conditions:

(A) The purchase price at which each Listed Share Option may be exercised (the “option price”) shall be one hundred percent (100%) of the fair market value per share of the Listed Shares covered by the Listed Share Option on the date of grant, determined as provided in Section 4(H).

(B) Method of Exercise. Listed Share Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Listed Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) In cash (by certified, bank check, money order or other instrument acceptable to the Committee);

(ii) In the form of Listed Shares that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) Any combination of cash and such shares, in the amount of the full purchase price for the number of Listed Shares as to which the Option is exercised; provided, however, that any portion of the option price representing a fraction of a share shall be paid by the Optionee in cash.

(iv) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing Listed Shares to be purchased pursuant to the exercise of the Listed Share Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Listed Share Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Listed Share Option or applicable provisions of laws.

(C) Cashless Exercise. Unless otherwise expressly provided at the time of grant, participants who hold Listed Share Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of a Listed Share on the date such right is exercised and (y) the highest price paid for Listed Shares or, in the case of securities convertible into Listed Shares or carrying a right to acquire Listed Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Listed Shares or at which Listed Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change of Control of the Company over (ii) the exercise price per share under the Option, multiplied by the number of shares of Listed Shares with respect to which such right is exercised.

(D) Except as otherwise provided in Section 7(B), no Listed Share Option granted under Section 3 shall be exercisable while the grantee is a Director prior to the first anniversary of the date of grant, and no Listed Share Option shall be exercisable in any event during the first six months of its term except in case of death or disability of the grantee as provided in Section 4(F). Listed Share Options granted hereunder shall be exercisable as follows: options with respect to one-third of the Listed Shares shall be exercisable on each of the first, second and third anniversary of the date of grant. No Listed Share Option shall be exercisable after the expiration of ten years from the date of grant. A Listed Share Option, to the extent exercisable, may be exercised in whole or in part.

(E) If and to the extent required for Listed Share Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), (i) no Listed Share Option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death and (ii) all Listed Share Options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

(F) If a grantee ceases to be a Director of the Company for any reason, any outstanding Listed Share Options of the grantee (whether or not then held by the grantee) shall be exercisable and shall terminate according to the following provisions:

(i) If a grantee ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding Listed Share Option of such grantee (whether or not exercisable immediately prior to the grantee ceasing to be a Director) shall be exercisable at any time prior to the expiration date of such Listed Share Option or within one year after the date the grantee ceases to be a Director, whichever is the shorter period; provided that, except in the case of a grantee who is disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Grantee”), in no event shall the option be exercisable during the first six months of its term;

(ii) If during his term of office as a Director, a grantee resigns from the Board or is removed from office for cause, any outstanding Listed Share Option of the grantee which is not exercisable immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding Listed Share Option of the grantee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the expiration date of such Listed Share Option or within 90 days after the date of resignation or removal, whichever is the shorter period;

(iii) Following the death of a grantee during service as a Director of the Company, any Listed Share Option of the grantee outstanding at the time of death (whether or not exercisable immediately prior to death of the grantee) shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the Listed Share Option or shall die intestate, by the legal representative of the grantee (or, if then permitted under the Plan and the applicable Listed Share Option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such Listed Share Option or within one year after the date of death of the grantee, whichever is the shorter period;

(iv) Following the death of a grantee after ceasing to be a Director and during a period when a Listed Share Option remains outstanding, any Listed Share Option of the grantee outstanding and exercisable at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (or, if then permitted under the Plan, by such inter vivos transferee) at any time prior to the expiration date of such Listed Share Option or within one year after the date of death of the grantee, whichever is the shorter period.

Whether a grantee is a Disabled Grantee shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(G) All Listed Share Options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

(H) Fair Market Value of the Listed Shares means the last reported sale price at which a Listed Share is traded on such date or, if no Listed Shares are traded on such date, the most recent date on which Listed Shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange which is the principal trading market for the Listed Shares.

(I) The obligation of the Company to issue Listed Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Listed Shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the Listed Shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Listed Shares Listed Shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any Listed Share Option granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto.

SECTION 5

Restricted Listed Shares Awards

(A) Nature of Restricted Listed Share Award. A Restricted Listed Share Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Listed Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives.

(B) Acceptance of Award. A participant who is granted a Restricted Listed Share Award which requires the making of a payment to the Company shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Listed Shares, covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Listed Shares in such form as the Committee shall determine.

(C) Rights as a Shareholder. Upon complying with Section 5(B), a participant shall have all the rights of a shareholder with respect to the Restricted Listed Shares including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 5 and subject to such other conditions contained in the written instrument evidencing the Restricted Listed Share Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Listed Shares shall remain in the possession of the Company until such shares are vested as provided in Section 5(e) below.

(D) Restrictions. Restricted Listed Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the restrictions thereon lapse pursuant to the provisions of Section 5(e).

(E) Vesting of Restricted Listed Shares. The Restricted Listed Shares issued under this Plan shall vest ratably over the three-year period with the restrictions relating to such shares lapsing with respect to one-third of the Restricted Listed Shares in each grant on each of the first, second and third anniversary of the date of grant. Subsequent to such date or dates, the Listed Shares on which all restrictions have lapsed shall no longer be Restricted Listed Shares and shall be deemed “vested”.

(F) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Listed Share Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Listed Shares.

SECTION 6

Adjustment and Substitution of Listed Shares

If a dividend or other distribution shall be declared upon the Listed Shares payable in Listed Shares, the number of Listed Shares then subject to any outstanding Listed Share Options, the number of Listed Shares to be subject to any Listed Share Option thereafter granted and the number of Listed Shares which may be issued under the Plan but are not then subject to outstanding Listed Share Options shall be adjusted by adding thereto the number of Listed Shares which would have been distributable thereon if such Listed Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such dividend or distribution.

If the outstanding Listed Shares shall be changed into or exchangeable for a different number or kind of Listed Shares or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split-up, combination of Listed Shares, merger or consolidation, then there shall be substituted for each share of the Listed Shares subject to any then outstanding Listed Share Option, for each Listed Share which would otherwise be subject to any Listed Share Option thereafter granted for each share of the Listed Shares which may be issued under the Plan but which is not then subject to any outstanding Listed Share Option and for each Restricted Share, the number and kind of Listed Shares or other securities into which each outstanding share Listed Share shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 6, the aggregate option price for all Listed Shares subject to each then outstanding Listed Share Option prior to such adjustment or substitution shall be the aggregate option price for all Listed Shares of stock or other securities (including any fraction) to which such Listed Shares shall have been adjusted or which shall have been substituted for such Listed Shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional Listed Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 7

Additional Rights in Certain Events

(A) Definitions.

For purposes of this Section 7, the term “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Eligible Directors (“Voting Securities”) or (B) the then outstanding shares of Listed Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

(ii) persons (as defined in subsection (i) above) who, as of the date of the closing of the first day of trading of the Listed Shares on the New York Stock Exchange, constitute the Company’s Board of Eligible Directors (the “Incumbent Eligible Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Eligible Director of the Company subsequent to the Closing of the Company’s initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Eligible Directors shall, for purposes of this Plan, be considered an Incumbent Eligible Director; or

(iii) the Listed Shareholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the Listed Shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting equity of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Listed Shares outstanding, increases (x) the proportionate number of Listed Shares beneficially owned by any person to 25% or more of the Listed Shares then outstanding or (y) the proportionate voting power represented by the Listed Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Listed Shares or other Voting Securities (other than pursuant to a Listed Shares split, Listed Shares dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

(B) Acceleration of the Exercise Date of Listed Share Options

Notwithstanding any other provision contained in the Plan, in case Change of Control occurs, all outstanding Listed Share Options shall become immediately and fully exercisable, whether or not otherwise exercisable by their terms and any restrictions on Restricted Listed Shares shall lapse immediately.

SECTION 8

Effect of the Plan on the Rights of Company and Shareholders

Nothing in the Plan, in any Listed Share Option or Restricted Listed Share granted under the Plan, or in any Listed Share Option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove Directors.

SECTION 9

Amendment and Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding Listed Share Options or Restricted Listed Shares granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without shareholder approval if shareholder approval of the amendment is at the time required for Listed Share Options or Restricted Listed Shares under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the National Market System or any stock exchange on which the Listed Shares may then be listed, or otherwise amend the Plan in any manner that would cause Listed Share Options or Restricted Listed Shares under the Plan not to qualify for the exemption provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of a Listed Share Option or Restricted Listed Shares theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Listed Share Option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Listed Share Options or Restricted Listed Shares granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Listed Share Options theretofore or Restricted Listed Shares granted under the Plan notwithstanding any contrary provisions contained in any Listed Share Option agreement. In the event of any such amendment to the Plan, the holder of any Listed Share Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the Listed Share Option agreement referred to in Section 4(G) within such reasonable time as the Committee shall specify in such request.

SECTION 10

Effective Date and Duration of Plan

The effective date of this Amended and Restated Plan shall be October 4, 2007, provided that the Amended and Restated Plan is approved prior to that date by the affirmative vote of the holders of at least a majority of the Listed Shares represented in person or by proxy and entitled to vote at a duly-called and convened meeting of such holders. No Listed Share Option or Restricted Listed Share may be granted under Section 3 of the Plan subsequent to October 3, 2017.

SECTION 11

Governing Law

This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York to the extent applicable.

W. P. CAREY & CO. LLC
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 14, 2007
The shareholder(s) hereby appoint(s) Mark J. DeCesaris and Thomas E. Zacharias, and each of them, with full power of substitution, as proxy to vote all listed shares of W. P. Carey & Co. LLC that the shareholder(s) is/are entitled to vote at the 2007 Annual Meeting of Shareholders of W. P. Carey & Co. LLC to be held at The Rainbow Room, 30 Rockefeller Plaza, New York, New York on Thursday, June 14, 2007 at 2:00 p.m., and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED LIMITED LIABILITY AGREEMENT.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

COMMENTS:

(If you noted any Comments above, please mark
corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET — WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by W. P. Carey & Co. LLC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to W. P. Carey & Co. LLC, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

WPCRY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

W. P. CAREY & CO. LLC
     VOTE ON DIRECTORS
1.	To elect thirteen directors, each to hold office for a one-year term and until their respective successors are elected and qualified.

Nominee:

01)	Wm. Polk Carey	08)	Dr. Lawrence R. Klein
02)	Gordon F. DuGan	09)	Robert E. Mittelstaedt, Jr.
03)	Francis J. Carey	10)	Charles E. Parente
04)	Trevor P. Bond	11)	George E. Stoddard
05)	Nathaniel S. Coolidge	12)	Dr. Karsten Von Köller
06)	Eberhard Faber, IV	13)	Reginald Winssinger
07)	Benjamin H. Griswold, IV

FOR	WITHHOLD	FOR ALL
ALL	ALL	EXCEPT
☐	☐	☐
To withhold authority to vote for any individual nominee(s) mark “For All Except”
and write the number(s) of the nominee(s) on the line below:
     VOTE ON DIRECTOR PLAN
2.	To approve the amendment and extension of the 1997 Non-Employee Director Incentive Plan.

FOR	AGAINST
☐	☐
To transact such other business as may properly come before the meeting.

For comments, please check this box and write the changes on the back where indicated. ☐
Please indicate if you plan to attend this meeting	☐	☐

	YES	NO

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owner) Date